                                  EXHIBIT 7.1

         Agreement and Plan of Merger dated October 31, 1995, among AMRE, Inc., AMRE Acquisition, Inc., a Delaware corporation, Facelifters Home Systems, Inc., a New York corporation, and Facelifters Home Systems, Inc., a Delaware corporation, together with all exhibits thereto.

                        AGREEMENT AND PLAN OF MERGER



                        dated as of October 31, 1995,



                                    among



                                 AMRE, Inc.

                           AMRE Acquisition, Inc.,

           Facelifters Home Systems, Inc., a Delaware corporation

         and Facelifters Home Systems, Inc., a New York corporation

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1

THE MERGER, EFFECTIVE TIME, EXCHANGE RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Certificate of Incorporation; Bylaws; Directors and Officers . . . . . . . . . . . . . . . . . . . .   2
         1.5     Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.6     Exchange of Certificates Representing Company Common Stock . . . . . . . . . . . . . . . . . . . . .   6
         1.7     Adjustment of Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.8     Director Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF AMRE AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1     Organization, Good Standing, Power, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2     Authorized Capitalization of AMRE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.6     SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Patents, Trademarks, Franchises, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.13    Stockholder Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.14    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.15    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.16    Historic Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY SUB   . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Organization, Good Standing, Power, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Authorized Capitalization of the Company and Company Sub . . . . . . . . . . . . . . . . . . . . . .  16
         3.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.5     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         3.6     SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.9     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.10    Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.11    Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.12    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.14    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.15    Patents, Trademarks, Franchises, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.17    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.18    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.19    Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.20    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.21    Stockholder Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.22    Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.23    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 4

CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.1     Conduct of Business by the Company Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . .  26
         4.2     Interim Operations of AMRE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 5

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Registration Statement and Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.2     Letter to the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.3     Letters of AMRE's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4     Company Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     AMRE Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Consent of Stockholders of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.7     Consent of Stockholders of AMRE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.9     Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.10    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.11    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.12    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.13    Information for Other Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.14    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15    Sub-License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16    Company Reincorporation in Delaware  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.17    Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.18    Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         5.19    Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Documentation; Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.21    Director and Officer Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.22    Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.23    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.24    Tax Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.25    Lease Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.26    Home Financial Acceptance Corp . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 6

CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.1     Conditions to Obligation of Each Party to Effect the Merger  . . . . . . . . . . . . . . . . . . . .  37
         6.2     Additional Conditions to the Obligation of the Company . . . . . . . . . . . . . . . . . . . . . . .  39
         6.3     Additional Conditions to the Obligations of AMRE and Merger Sub  . . . . . . . . . . . . . . . . . .  40

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.5     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 8

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1     Nonsurvival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . .  43
         8.2     Public Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

EXHIBITS

         A.      Honigsfeld Employment Agreement
         B.      Gross Employment Agreement
         C.      Sub-License Agreement
         D-1.    Company Affiliate Letter
         D-2     AMRE Affiliate Letter
         E.      Stockholders Agreement

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of October 31, 1995, by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), Facelifters Home Systems, Inc., a New York corporation (the "COMPANY"), and Facelifters Home Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("COMPANY SUB"). The Company, Company Sub and Merger Sub are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS".

                             PRELIMINARY STATEMENTS

         A. AMRE, as the sole stockholder of Merger Sub, and the respective Boards of Directors of Merger Sub, and the Company and Company Sub, have each approved the merger of Merger Sub into the Company in accordance with the Delaware General Corporation Law (the "DELAWARE LAW"), the New York Business Corporation Law ("NEW YORK LAW") and the provisions of this Agreement. The Boards of Directors of AMRE, the Company and Company Sub have directed that the Merger, as hereinafter defined, be submitted for approval by their respective stockholders.

         B. It is intended that for federal income tax purposes the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         C. Provided that it will not prevent, delay or in any manner adversely effect the ability of the parties to consummate the Merger, the Company intends to reconvene its annual meeting of stockholders on or before November 30, 1995 in order to effect, prior to the mailing of the Joint Proxy Statement/Prospectus referred to in Section 5.1 below, the reincorporation (the "REINCORPORATION") of the Company from the State of New York to the State of Delaware through the merger of the Company with and into Company Sub, as contemplated in the Company's proxy materials for its annual meeting of stockholders held August 9, 1995 and adjourned as to that proposal.

         D. If the Reincorporation is effected, then all references in this Agreement to the "Company" shall for all purposes be deemed to be the constituent corporation participating in the Merger that is the surviving corporation under Delaware Law. If the Reincorporation is not effected, then all references to the "Company" shall be references to the corporation defined as such in the first paragraph of this Agreement.

         E. If the Reincorporation is effected, all references hereafter to "APPLICABLE LAW" shall mean the Delaware Law, and otherwise such reference shall be to New York Law.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, AMRE, Merger Sub, the Company and Company Sub hereby agree as follows:


                             STATEMENT OF AGREEMENT

                                   ARTICLE 1

                   THE MERGER, EFFECTIVE TIME, EXCHANGE RATIO

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement and Applicable Law, Merger Sub shall be merged (such merger being herein referred to as the "MERGER") with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company hereinafter sometimes is referred to as the "SURVIVING CORPORATION."

         1.2 Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof and provided that this Agreement shall not have been terminated as provided in
Article 7, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the appropriate state(s) a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the Applicable Law (the later of the time of such filings or the effective time set forth in such certificate of merger being the "EFFECTIVE TIME" and the date of such filings being the "EFFECTIVE DATE").

         1.4 Certificate of Incorporation; Bylaws; Directors and Officers. The Certificate of Incorporation and bylaws of the Surviving Corporation shall be identical with the Certificate of Incorporation and bylaws of the Company as in effect immediately prior to the Effective Time.

Such documents shall be amended and restated immediately after the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws and the Applicable Law. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws and Applicable Law.

         1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AMRE, Merger Sub, the Company or the holder of any of the shares (the "SHARES") of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK"):

                 (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company) shall be canceled and retired and be converted as follows into that number of validly issued, fully paid and non-assessable shares of $0.01 par value common stock of AMRE (the "AMRE COMMON STOCK") determined as follows (the "EXCHANGE RATIO"):

                            (i)      If the Average Price (as hereafter
                 defined) of the AMRE Common Stock is $9.50 or less but not less than $6.50, then each of the Shares shall be converted into 1.41 shares of AMRE Common Stock.

                              (ii) If the Average Price of the AMRE Common Stock is more than $9.50, then each of the Shares shall be converted into that number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                 11.28
                                         -----------------------
                                            8.00 + (N - 9.50)

                                         Where:  N =    the Average Price of the
                                                        AMRE Common Stock

                              (iii) If the Average Price of the AMRE Common Stock is less than $6.50 but not less than $5.00, then each of the Shares shall be converted into that number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                 11.28
                                         -----------------------
                                            8.00 - (6.50 - N)

                                         Where:  N =    the Average Price of the
                                                        AMRE Common Stock

                              (iv) If the Average Price of the AMRE Common Stock is less than $5.00, then on the date the Average Price is determined AMRE may (A) terminate this Agreement by giving the Company a notice of termination (an "AMRE TERMINATION NOTICE"); or (B) give the Company a notice stating that AMRE elects to proceed with the transactions contemplated by this Agreement (the "LOW PRICE CLOSING NOTICE"). If AMRE gives the Low Price Closing Notice, then each of the Shares shall be converted into the number of shares of AMRE Common Stock determined by multiplying by the following formula:

                                                        8.20
                                                     ------------
                                                         N

                                         Where:  N =    the Average Price of the
                                                        AMRE Common Stock

                 If AMRE elects to give the AMRE Termination Notice, then this Agreement shall immediately terminate, and neither party hereto shall have any further liability or obligation to the other under or as a result of this Agreement other than the obligation to enter into the sub-license agreement referred to in Section 5.15 below. AMRE shall give the AMRE Termination Notice or the Low Price Closing Notice by telecopy as provided in Section 8.3 below at the telephone facsimile number indicated therein. In the event that AMRE shall not have given either the AMRE Termination Notice or the Low Price Closing Notice within five business days after the date the Average Price is determined to be less than $5.00, then AMRE shall be deemed to have given the AMRE Termination Notice.

                              (v) As used herein, "AVERAGE PRICE" means the average closing price per share of AMRE Common Stock on the New York Stock Exchange for the fifteen trading days prior to the day three trading days before AMRE requests acceleration of effectiveness of the Registration Statement containing the Joint Proxy Statement/Prospectus referred to in Section 5.1 below. AMRE shall promptly give the Company notice (the "AVERAGE PRICE NOTICE") of the amount of the Average Price of the AMRE Common Stock. The Average Price Notice shall be delivered by telecopy as provided in Section 8.3 below at the telephone facsimile number indicated therein.

                 (b) Each Share which is issued and outstanding immediately prior to the Effective Time and which is held in the treasury of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

                 (c) As a result of the Merger and without action on the part of the holder thereof, all Shares shall cease to be outstanding and shall be cancelled and returned and shall cease to exist, and each holder of a certificate (a "CERTIFICATE") formerly representing any Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, certificates representing AMRE

Common Stock and cash for fractional interests of the AMRE Common Stock in accordance with Section 1.5(d) upon the surrender of such Certificate.

                 (d) Notwithstanding Section 1.5 hereof, in lieu of the issuance of fractional shares of AMRE Common Stock, each holder of record of issued and outstanding Shares as of the Effective Time shall be entitled to receive a cash payment (without interest) equal to the fair market value of a fraction of a share of AMRE Common Stock to which such holder would be entitled but for this provision. The cash payment in lieu of a fractional share shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (as hereinafter defined) on behalf of all such holders of the aggregate fractional shares of AMRE Common Stock that such holders would be entitled to receive but for this Section 1.5(d). Any such sale shall be made by the Exchange Agent within ten (10) business days after the date upon which the Certificates (as hereinafter defined) that would otherwise result in the issuance of shares of AMRE Common Stock have been received by the Exchange Agent.

                 (e) At the Effective Time, all options (individually a "Company Option" or collectively, the "Company Options") then outstanding under the Company's stock option plans (collectively, the "Company Stock Option Plans") shall remain outstanding following the Effective Time and shall remain exercisable pursuant to the terms of such plans (subject to the waiver of rights under the reload feature of such Company Stock Option Plans reflected in the Stockholders Agreement in the form of Exhibit E attached hereto). At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any such Company Options, be assumed by AMRE in such manner that AMRE (i) is a corporation "assuming a stock option in a transaction to which
         Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424(a) of the Code does not apply to any such Company Option, would be such a corporation were Section 424(a) applicable to such option. Each Company Option assumed by AMRE shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of AMRE Common Stock (to the nearer whole share) into which the number of Shares subject to such Option immediately prior to the Effective Time would be converted under this Section 1.5, and (B) the option exercise price per share of AMRE Common Stock shall be an amount equal to the option price per Share subject to such Company Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent).

                 (f) At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time as a result of the Merger shall be converted in exchange for one newly and validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         1.6     Exchange of Certificates Representing Company Common Stock.

                 (a) As of the Effective Time, AMRE shall deposit, or shall cause to be deposited, with an exchange agent selected by AMRE, which shall be AMRE's Transfer Agent or such other party reasonably satisfactory to Company (the "EXCHANGE AGENT") for the benefit of the holders of the Shares, for exchange in accordance with this Article 1, certificates representing the shares of AMRE's Common Stock issued in exchange for the Shares.

                 (b) Promptly after the Effective Time, AMRE shall cause the Exchange Agent to mail to each holder of record of Shares
         (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to such Shares shall pass, only upon delivery of the certificates formerly representing such Shares to the Exchange Agent in accordance with the instructions specified in clause (ii) of this sentence and which shall be in such form and have such other provisions as AMRE and the Exchange Agent may reasonably specify and (ii) instructions for use in affecting the surrender of such certificates in exchange for certificates representing shares of AMRE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares formerly represented by such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of AMRE Common Stock determined pursuant to Section 1.5(a) above and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this Article 1, after giving effect to any required tax withholdings, and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of AMRE Common Stock may be issued to such a transferee if the certificate formerly representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                 (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on AMRE Common Stock shall be paid with respect any of the Shares until such certificate formerly representing the Shares is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificates representing whole shares of AMRE Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of AMRE Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender, payable with respect to such whole shares of AMRE Common Stock, less the amount of any withholding taxes which may be required thereon.

                 (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates of shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6. Certificates surrendered for exchange by any person constituting an "affiliate" of Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged until AMRE has received the executed letter from such person as provided in Section 5.17 below.

                 (e) None of AMRE, the Company, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (f) In the event any certificate representing Shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by AMRE, the posting by such person of a bond in such reasonable amount as AMRE may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of AMRE Common Stock and unpaid dividends and distributions on shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement.

         1.7 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of AMRE Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

         1.8 Director Nominee. At the Effective Time, AMRE shall take such action as is necessary in order to enable one individual designated by the Company to be elected to AMRE's Board of Directors (the "DESIGNEE"). The Company has selected as the Designee Murray Gross.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                              AMRE AND MERGER SUB

         Except as set forth in the disclosure letter delivered herewith (the "AMRE DISCLOSURE LETTER") and the AMRE Reports (as defined herein), AMRE and Merger Sub jointly and severally represent and warrant to the Company and Company Sub the following:

         2.1     Organization, Good Standing, Power, etc.

                 (a) Each of AMRE and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now conducted. Each of AMRE and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on AMRE or Merger Sub. As used in this Agreement, the term "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business or results of operations of such entity and its subsidiaries taken as a whole, or on the ability of such entity to perform its obligations hereunder or to consummate the transactions contemplated hereby, whether or not caused by management of such entity. Copies of the Certificate of Incorporation and bylaws of each of AMRE and Merger Sub heretofore delivered to the Company or its representatives by AMRE are true and complete as of the date hereof. Each of such Certificate of Incorporation and bylaws is in full-force and effect, and neither AMRE nor Merger Sub is in violation or breach of any of the provisions of its Certificate of Incorporation or bylaws.

                 (b) Each of AMRE and Merger Sub has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining stockholder approval of the Merger, to perform its obligations hereunder. The execution and delivery of this Agreement by AMRE and Merger Sub and the consummation by AMRE and Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of AMRE and Merger Sub and no other corporate proceedings on the part of AMRE or Merger Sub are necessary for the execution and delivery of this Agreement by AMRE or Merger Sub, and, subject to obtaining stockholder approval of the Merger and an increase in the number of AMRE's authorized shares, the consummation by AMRE and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AMRE and Merger Sub and, subject to obtaining stockholder approval of the Merger and assuming that it has been duly executed and delivered by the Company, constitutes a legal, valid and binding obligation of each of AMRE and Merger Sub, enforceable against AMRE and Merger Sub in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

         2.2 Authorized Capitalization of AMRE. The authorized capital stock of AMRE consists of 20,000,000 shares of AMRE Common Stock and 1,000,000 shares of preferred stock, par value $0.10 per share (the "AMRE PREFERRED STOCK"). As of October 31, 1995, there were 13,049,822 shares of AMRE Common Stock and no shares of AMRE Preferred Stock issued and outstanding. AMRE has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of AMRE on any matter. All issued and outstanding shares of AMRE Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the AMRE Reports (as hereinafter defined), (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate AMRE to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to AMRE or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of AMRE or any of its subsidiaries to which AMRE or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of AMRE or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

         2.3 Subsidiaries. AMRE owns directly or indirectly each of the outstanding shares of capital stock of each of AMRE's direct or indirect subsidiaries (each an "AMRE SUBSIDIARY"). Each of the outstanding shares of capital stock of each of the AMRE Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by AMRE free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.


         2.4 Other Interests. Except for interests in AMRE Subsidiaries, neither AMRE nor any AMRE Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity other than investments in short term investment securities.

         2.5 Effect of Agreement. The execution, delivery and performance of this Agreement by AMRE and the consummation by AMRE of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the Hart- Scott-Rodino Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and state

"Blue Sky" filings. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which AMRE is a party or is bound or to which any of its assets are subject which would have a material adverse effect on AMRE, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of AMRE,
(iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to AMRE or by which any of its properties or assets is bound or affected which conflict or violation would result in a material adverse effect on AMRE or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of AMRE pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which AMRE is a party or by which AMRE or any of its assets is bound or affected which would have a material adverse effect on AMRE.

         2.6 SEC Documents. AMRE has filed each report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) required of it since March 31, 1993, (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "AMRE REPORTS"). As of their respective dates, (i) the AMRE Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) the AMRE Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of AMRE included in the AMRE Reports (including the related notes and schedules) has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the consolidated financial position of AMRE and AMRE's Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity and cash flows of AMRE included in the AMRE Reports (including any related notes and schedules, and together with the consolidated balance sheets of AMRE, the "AMRE FINANCIAL STATEMENTS") has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the results of operations, changes in stockholders' equity or cash flows, as the case may be, of AMRE and AMRE's Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not cause a material adverse effect on AMRE). Neither AMRE nor any of the AMRE Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of AMRE or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since July 2, 1995 (the "BALANCE SHEET DATE"). The balance sheet of AMRE for July 2, 1995 and the related consolidated statements of income for the period ended July 2, 1995 are hereafter referred to as the "JULY AMRE FINANCIALS". All material agreements, contracts and other documents required to be filed as exhibits to any of the AMRE Reports have been so filed. AMRE has timely filed all reports and other filings required to be filed with the SEC under the rules and regulations of the SEC. Any financial statements prepared for filing with the SEC by AMRE subsequent to the date of the July AMRE Financials or the date hereof, including but not limited to its year ended December 31, 1995 audited financial statements (but only to the extent the same are required to be filed with the SEC prior to the Effective
Time) (the "SUBSEQUENT AMRE FINANCIALS"), have been, or if not yet filed, will be, prepared in accordance with generally accepted accounting principles consistently applied (in the case of audited statements) and in accordance with applicable published accounting requirements of the SEC (in the case of unaudited statements), consistently applied, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the combined operations, of AMRE and the AMRE Subsidiaries for the periods covered thereby.

         2.7 Absence of Certain Changes or Events. Except as disclosed in the AMRE Reports and, and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since June 30, 1995, AMRE has conducted its business only in the ordinary course of business and there has not been (i) any material change in AMRE or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on AMRE; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except for dividends paid and to be paid in accordance with AMRE's past practice and at a level no greater than $0.03/per share per quarter; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by AMRE of the employment of any department head or officer of AMRE or entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of AMRE's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of AMRE's capital stock or any evidence of indebtedness or other securities; (vii) any transaction between AMRE and any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of AMRE; and (viii) any agreement entered into by AMRE to do any of the things set out in (i)-(vii) above.

         2.8 Taxes. AMRE has timely filed or caused to be timely filed (including allowable extensions) all federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed for its tax years ended prior to the date of this Agreement or requests for extensions have been timely filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deductions, credits, assets, operations, activities and all other matters and information required to be shown thereon. AMRE has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which have become due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable. AMRE has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes, except as set forth in the AMRE Reports. The provisions for income and other taxes reflected in the balance sheet included in the AMRE Reports make adequate provision for all accrued and unpaid taxes of AMRE, whether or not disputed, and AMRE has made and will continue to make adequate provision for such taxes on its books and records until the Effective Time, including any taxes arising from the transactions contemplated by this Agreement; provided, however, no provision has been made or will be made in the AMRE Financial Statements or the Subsequent AMRE Financials for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. AMRE is not party to any action or proceeding pending or, to its knowledge, threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against either of them, and no audit or investigation by state or local government authorities is under way. There is and will be no further liability for any such taxes, whether by future deficiency assessments or otherwise, and no material interest or penalties accrued or accruing with respect thereto.

         2.9 Legal Proceedings. Except as set forth in the AMRE Reports, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of AMRE and Merger Sub, threatened against AMRE or Merger Sub, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which AMRE or Merger Sub is a party, which involve the transactions contemplated herein or which would have a material adverse effect upon AMRE or Merger Sub. Neither AMRE nor Merger Sub is currently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. Neither AMRE nor Merger Sub is in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a material adverse effect upon AMRE or Merger Sub.

         2.10 Labor Matters. Neither AMRE nor any of the AMRE Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of AMRE, there is no unfair labor practice or labor arbitration proceeding pending. To the knowledge of AMRE, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AMRE or any of the AMRE Subsidiaries.

         2.11 Patents, Trademarks, Franchises, etc. All agreements related to patents, trademarks, franchises and other similar rights listed in the AMRE Disclosure Letter are valid and enforceable, AMRE has performed all obligations imposed upon it thereunder, and AMRE is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by AMRE or, to the knowledge of AMRE, any other party thereto. Except as set forth in the AMRE Disclosure Letter, AMRE has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         2.12 Employee Benefit Plans. All material employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all arrangements providing compensation, severance or other benefits to any employee or director or former employee or director of AMRE, the AMRE Subsidiaries or ERISA Affiliate (as defined below) of AMRE (the "AMRE BENEFIT PLANS") are set forth in the AMRE Disclosure Letter or in the AMRE Reports. Unless otherwise disclosed in the AMRE Disclosure Letter, to the extent applicable, AMRE Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any AMRE Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified or AMRE has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such AMRE Benefit Plan. Neither AMRE nor any ERISA Affiliate of AMRE (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any AMRE Benefit Plan nor AMRE has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each AMRE Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of AMRE Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of AMRE Benefit Plan activities) has been brought against or with respect to any such AMRE Benefit Plan, except for any of the foregoing which would not have a material adverse effect on AMRE. All contributions required to be made as of the date hereof to AMRE Benefit Plans have been made or provided for. All required contributions to AMRE Benefit Plans have been timely made. Neither AMRE nor any ERISA Affiliate of AMRE has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any AMRE Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to AMRE or any of the AMRE Subsidiaries are the agreements and policies specifically referred to in the AMRE Disclosure Letter (and, in the case of such agreements, the form of which is attached to the AMRE Disclosure Letter).

         For purposes of this Agreement "ERISA AFFILIATE" means any business or entity which is a member of the same "controlled group of corporations," is under "common control" or is a member of an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         2.13 Stockholder Information. None of the information to be distributed to stockholders of AMRE and the Company in connection with the Merger nor any amendments or supplements of or to any of the foregoing which is provided by AMRE (collectively, the "AMRE STOCKHOLDER INFORMATION"), will between the date the AMRE Stockholder Information is first mailed to stockholders and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

         2.14 Full Disclosure. No information furnished, or to be furnished, by either AMRE or Merger Sub or their representatives in connection with this Agreement (including, but not limited to, the AMRE Reports and all information in the Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of AMRE or the AMRE Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

         2.15 Capital Stock. The shares of Common Stock of Merger Sub are validly issued, fully paid and nonassessable and are owned directly by AMRE, free and clear of all liens, claims and encumbrances. The issuance and delivery by AMRE of shares of AMRE Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of AMRE except for approval of its stockholders contemplated by this Agreement.

         2.16 Historic Business. In the Merger, Merger Sub will transfer "substantially all" of its assets (within the meaning of Revenue Procedure 77-37, Section 3.01, 1977-2 C.B. 568) to the Surviving Corporation. AMRE has no plan or intention to (i) cause or permit the Surviving Corporation to issue any additional shares of stock, (ii) reacquire any of the shares of AMRE Common Stock issued in the Merger, (iii) liquidate the Surviving Corporation, (iv) cause or permit the merger of the Surviving Corporation with another corporation, (v) sell or otherwise dispose of the stock of the Surviving Corporation, or (vi) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets (except for dispositions of assets made in the ordinary course of business and transfers of assets or shares of the Surviving Corporation's stock permitted by the provisions of Treasury Regulation Section 1.368-2(j)(4). Following the Merger, the Surviving Corporation will continue the Company's and Merger Sub's historic business or use a significant portion of their historic business assets in a business (within the meaning of Treasury Regulation Section 1.368-1(d)).

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND COMPANY SUB

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof (the "COMPANY DISCLOSURE LETTER") or the Company Reports (as hereinafter defined), each of the Company and Company Sub represents and warrants to AMRE and Merger Sub as follows in Section 3.1 through Section 3.23, inclusive:

         3.1     Organization, Good Standing, Power, etc.

                 (a) The Company and Company Sub are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and have the requisite corporate power and authority to carry on their businesses as now conducted. The Company and Company Sub are each duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of their respective properties owned or leased or the nature of their activities makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company or Company Sub. Copies of the Certificate of Incorporation and bylaws of the Company and Company Sub heretofore delivered to AMRE and Merger Sub or their representatives by the Company and Company Sub are true and complete as of the date hereof. Each of such Certificate of Incorporation and bylaws is in full-force and effect, and neither the Company nor Company Sub is in violation or breach of any of the provisions of its respective Certificate of Incorporation or bylaws.

                 (b) The Company and Company Sub have the requisite corporate power and authority to enter into this Agreement and, subject to obtaining stockholder approval of the Merger, to perform their respective obligations hereunder. The execution and delivery of this Agreement by each of the Company and Company Sub and the consummation by each of the Company and Company Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and Company Sub and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company or Company Sub, and, subject to obtaining stockholder approval of the Merger, the consummation by the Company and Company Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company and Company Sub and, subject to obtaining any necessary stockholder approval of the Merger and assuming that it has been duly executed and delivered by AMRE and Merger Sub, constitutes a legal, valid and binding obligation of each of the Company and Company Sub, enforceable against the Company and Company Sub in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

         3.2     Authorized Capitalization of the Company and Company Sub.

                 (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of October 15, 1995, there were 3,396,572 shares of Company Common Stock and no shares of Company Preferred Stock issued and outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Company Reports or the Company Disclosure Letter, (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to the Company or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

                 (b) The authorized capital stock of Company Sub consists of 19,000,000 shares of common stock, par value $0.01 per share ("COMPANY SUB COMMON STOCK"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY SUB PREFERRED STOCK"). As of October 31, 1995, there were 1,000 shares of Company Sub Common Stock and no shares of Company Sub Preferred Stock issued and outstanding. Company Sub has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company Sub on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Company Sub Disclosure Letter, (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company Sub to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to the Company Sub or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company Sub or any of its subsidiaries to which the Company Sub or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of the Company Sub or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

         3.3 Subsidiaries. Except as set forth in the Company Disclosure Letter, the Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary of the Company) of each of the Company's direct or indirect subsidiaries (each a "COMPANY SUBSIDIARY"). Each of the outstanding shares of capital stock of each of the Company Subsidiaries (that are corporations) is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

         3.4 Other Interests. Except for interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any material interest or investment (whether equity or debt) in any corporation (including but not limited to AMRE), partnership, joint venture, business, trust or entity other than investments in short term investment securities.

         3.5 Effect of Agreement. The execution, delivery and performance of this Agreement by the Company and Company Sub and the consummation by each of the Company and Company Sub of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the Hart-Scott-Rodino Act and the Exchange Act. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth in the Company Disclosure Letter, result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company or Company Sub is a party or is bound or to which any of their respective assets are subject which event would have a material adverse effect on the Company or Company Sub, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company or Company Sub, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or to Company Sub or by which any of their respective properties or assets is bound or affected which conflict or violation would result in a material adverse effect on the Company or Company Sub or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company or Company Sub pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company or Company Sub is a party or by which the Company, Company Sub or any of their respective assets is bound or affected which would have a material adverse effect on the Company.

         3.6 SEC Documents. The Company has delivered to AMRE each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since March 31, 1993, (including exhibits and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS"). As of their respective dates, (i) the Company Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) the Company Reports and any Private Placement Memorandums of Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Company included in the Company Reports (including the related notes and schedules) has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the consolidated financial position of Company and the Company's Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity and cash flows of Company included the Company Reports (including any related notes and schedules, and together with the consolidated balance sheets of the Company, the "COMPANY FINANCIAL STATEMENTS") has been prepared in accordance with generally accepted accounting principles consistently applied, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the results of operations, changes in stockholders' equity or cash flows, as the case may be, of the Company and the Company's Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not cause a material adverse effect on the financial condition, business, operations, liquidity, property, or assets of the Company and the Company Subsidiaries considered as a single enterprise). Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since June 30, 1995 (the "BALANCE SHEET DATE"). The balance sheet of the Company for March 31, 1995 and the related consolidated statements of income for the period ended March 31, 1995 are hereafter referred to as the "MARCH COMPANY FINANCIALS".
All material agreements, contracts and other documents required to be filed as exhibits to any of the Company Reports have been so filed. The Company has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC. Any financial statements prepared for filing with the SEC by the Company subsequent to the date of the March Company Financials or the date hereof, including but not limited to its year ended March 31, 1996 audited financial statements (but only to the extent the same are required to be filed with the SEC prior to the Effective
Time) (the "SUBSEQUENT COMPANY FINANCIALS"), have been, or if not yet filed, will be, prepared in accordance with generally accepted accounting principles consistently applied (in the case of audited statements) and in accordance with applicable published accounting requirements of the SEC (in the case of unaudited statements), consistently applied, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the combined operations, of the Company and the Company Subsidiaries for the periods covered thereby.

         3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports, and the Company Financial Statements, the Company Disclosure Letter or as required to effect the Reincorporation and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since June 30, 1995, the Company has conducted its business only in the ordinary course of business and there has not been (i) any material change in the Company or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on the Company;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except for quarterly dividends paid and to be paid in accordance with the Company's past practice and at a level no greater than $0.005 per share; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by the Company of the employment of any department head or officer of the Company or entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of the Company's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of the Company's capital stock or any evidence of indebtedness or other securities;
(vii) any transaction between the Company and any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company; and (viii) any agreement entered into by the Company.

         3.8 Taxes. Except as disclosed in the Company Disclosure Letter, the Company has timely filed or caused to be timely filed (including allowable extensions) all material federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed for its tax years ended prior to the date of this Agreement or requests for extensions have been timely filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deductions, credits, assets, operations, activities and all other matters and information required to be shown thereon. The Company has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which have become due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable. The Company has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes, except as set forth in the Company Disclosure Letter or except as would not have a material adverse effect on the Company.

         3.9     Real Property.

                 (a) The Company Reports and the Company Disclosure Letter contain a complete and accurate list of all real property owned or, to the extent material, leased by the Company (the "SECTION 3.9 PROPERTY"). Except as otherwise disclosed in the Company Disclosure Letter and except for liens for taxes not yet due and payable, the
         Section 3.9 Property owned by the Company is free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances (except to the extent that the existence of such encumbrance would not materially affect the Company's use of such property) and other adverse claims or interests of any nature whatsoever. All improvements on the Section 3.9 Property are in good condition and repair, reasonable wear and tear excepted.

                 (b) Except as disclosed in the Company Reports or the Company Disclosure Letter, there are no material existing leases, subleases, tenancies, licenses, contracts or other agreements relating to the Section 3.9 Property to which the Company is a party (the "LEASES").

                 (c) Except as disclosed in the Company Reports or the Company Disclosure Letter, (i) each of the Leases to the Company of the Section 3.9 Property is valid, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto except where such default would not result in a material adverse effect on the Company and (ii) the Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         3.10 Environmental. Except for those matters that (i) would not have a material adverse effect on the Company, (ii) are in compliance with applicable law, or (iii) are disclosed in the Company Reports or the Company Disclosure Schedule:

                 (a) The Company has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials (as defined hereafter) on, under, at, or from, any of the owned, leased or operated properties or assets described in the Company Disclosure Letter, or otherwise, in any manner which violated any applicable Environmental Law (as defined hereafter) and to the Company's knowledge no prior owner or operator of such property or asset of any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which violated any applicable Environmental Law.

                 (b) There have been no Releases (as defined hereafter) of any Hazardous Material on, under, at, or from any of the owned, leased or operated properties or assets described in the Company Disclosure Letter or otherwise.

                 (c) The Company does not have any liabilities assessed, no written claims have been received by the Company and no currently outstanding citations or notices of violation have been received by the Company, which in the case of any of the foregoing have been or are imposed by reason of or based upon any alleged violation of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by the Company at any of the Section 3.9 Property or otherwise.

                 (d) There are no actions by any governmental authority or third party pending under any Environmental Laws to which the Company is a party alleging a violation of Environmental Law, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Company.

                 (e) The real property currently used, owned or leased by the Company contains no regulated underground storage tanks, or regulated underground piping associated with underground storage tanks, used currently or in the past as such tanks are defined in RCRA or comparable state law.

                 (f) The Company has obtained and is in compliance with all material permits and licenses that are required under Environmental Laws, and is in material compliance with all terms and conditions of such permits and licenses.

                 (g)      Definitions:

                          (1) as used herein, the term "HAZARDOUS MATERIALS" means chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; or other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated under any Environmental Law;

                          (2) the term "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations applicable to the Company and its properties relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; and

                          (3) the term "RELEASES" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil surface water, groundwater or property in violation of Environmental Law.

         3.11    Personal Property.

                 (a) Except as otherwise described in the Company Reports or the Company Disclosure Letter, all of the Company's personal property (the "SECTION 3.11 PROPERTY") is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever, and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The Section 3.11 Property, taken as a whole, is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of the Company and conforms with all applicable ordinances, regulations and laws except where the failure to conform would not have a material adverse effect on the Company.

                 (b) The inventory of the Company as reflected by the March Company Financials and the inventory as the same shall exist on the date hereof, other than the reserve established for the inventory reflected in the March Company Financials, consisted and will consist of items which were and will be of the usual quality and quantity necessary for the normal conduct of the business of the Company and is reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of the business of the Company. With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof, such inventory is reasonably expected to be usable in the ordinary course of the business of the Company as presently being conducted.

         3.12 Contracts. Except as disclosed in the Company Reports or the Company Disclosure Letter, all contracts and leases referred to in the Company Disclosure Letter are valid and enforceable, the Company has performed all obligations imposed upon them thereunder, and the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto.

         3.13 Legal Proceedings. Except as set forth in the Company Reports or the Company Disclosure Letter, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party, which involve the transactions contemplated herein or which would have a material adverse effect upon the Company. Except as set forth in the Company Disclosure Letter, the Company is not presently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. The Company is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a material adverse effect upon the Company.

         3.14 Labor Matters. Except as set forth in the Company Reports or the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there is no unfair labor practice or labor arbitration proceeding pending. To the knowledge of the Company and except as set forth in the Company Disclosure Letter, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of the Company Subsidiaries.

         3.15 Patents, Trademarks, Franchises, etc. All patents and trademarks owned by the Company and registered in the U.S. Patent and Trademark Office have been duly issued or registered therein, all such registrations have been validly issued and all are in full force and effect. The Company in its operations does not infringe any valid patent, trademark, trade name, service mark or copyright of any other person or entity. All agreements related to patents, trademarks, franchises and other similar rights listed in the Company Disclosure Letter are valid and enforceable, the Company has performed all obligations imposed upon it thereunder, and the Company is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party thereto. Except as set forth in the Company Disclosure Letter, the Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         3.16 Insurance. Since January 1, 1993 neither the Company nor any of the Company Subsidiaries has been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage which may be required by the laws of the states in which the Company or the Company Subsidiaries do business. The premiums due on the insurance which covers calendar year 1994 have been paid in full (or are not delinquent) and the premiums due for the period from January 1, 1995 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which Company or any of the Company Subsidiaries is a party.

         3.17 Employees. Except as disclosed in the Company Reports and as reflected in the Company Financial Statements, the Company is not a party to any:

                          (i) management, employment or other contract providing for the employment or rendition of executive services;

                          (ii) contract for the employment of any employee which is not terminable by the Company on 30 days' notice;

                          (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including without limitation Christmas bonuses and similar year end bonuses); or

                          (iv) any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of the Company.

         3.18 Employee Benefit Plans. All material employee benefit plans, as defined in Section 3(3) of ERISA, all arrangements providing compensation, severance or other benefits to any employee or director or former employee or director of the Company, the Company Subsidiaries or ERISA Affiliate of the Company (the "COMPANY BENEFIT PLANS") are listed in the Company Disclosure Letter. Unless otherwise disclosed in the Company Disclosure Letter, to the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or the Company has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such Company Benefit Plan. Except as set forth in the Company Disclosure Letter, neither the Company nor any ERISA Affiliate of the Company (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a material adverse effect on the Company. All contributions required to be made as of the date hereof to Company Benefit Plans have been made or provided for. All required contributions to Company Benefit Plans have been timely made. Neither the Company nor any ERISA Affiliate of the Company has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law and except as set forth in the Company Disclosure Letter, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or any of the Company Subsidiaries are the agreements and policies specifically referred to in the Company Reports or in the Company Disclosure Letter.

         3.19 Transactions with Related Parties. Except for transactions disclosed in the Company Disclosure Letter or in the Company Reports there have been no loans or other transactions between the Company and any officer, director or stockholder of the Company. Except as disclosed in the Company Disclosure Letter or in the Company Reports, neither the Company, any officer or director of the Company nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to the Company or any copyrights, patents, trademarks, service marks, trade names or trade secrets licensed by the Company.

         3.20 Brokerage. Except as set forth in the Company Disclosure Letter, the Company has not retained any broker or finder in connection with the transactions contemplated by this Agreement.

         3.21 Stockholder Information. None of the information to be distributed to stockholders of the Company in connection with the Merger nor any amendments or supplements of or to any of the foregoing which is provided by the Company (collectively, the "STOCKHOLDER INFORMATION"), will between the date the Stockholder Information is first mailed to stockholders and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

         3.22    Laws.  Except for environmental laws, which are covered in
Section 3.10 hereof, and as specifically set forth in the Company Disclosure Letter, the Company has complied in all material respects with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations except where the failure to be in compliance would not have a material adverse effect on the Company. The Company has all contractors licenses required for it to conduct its business except where the failure to be in compliance would not have a material adverse effect on the Company. The Company is not in material violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of the Company, except for such violations that would not have a material adverse effect on the Company. As of the date hereof, the Board of Directors of the Company has approved the Merger pursuant to the relevant provisions of Applicable Law.

         3.23 Full Disclosure. No information furnished, or to be furnished, by either the Company or any of the stockholders to AMRE or Merger Sub or their representatives in connection with this Agreement (including, but not limited to, the Company Reports and all information in the Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of Company or the Company Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless AMRE and Merger Sub shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                 (a) To the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practices, and the Company shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships;

                 (b) The Company shall not, directly or indirectly, do any of the following except as appropriate for the reincorporation of the Company in the State of Delaware: (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of the Company or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares; (ii) pledge, dispose of or encumber, except in the ordinary course of business, any assets of the Company (including any indebtedness owed to it or any claims held by it); (iii) amend or propose to amend its Certificate of Incorporation or bylaws or similar organizational documents; (iv) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of the Company; (vi) transfer any assets or liabilities to any subsidiary; or (vii) authorize or propose any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that nothing in this Section 4.1(b) shall prohibit the Company from issuing any capital stock of the Company upon the exercise of outstanding options;

                 (c) The Company shall not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity;
         (ii) acquire any assets for a value in excess of $25,000 other than in the ordinary course of business; (iii) dispose of any assets with a value in excess of $25,000 other than in the ordinary course of business; (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice; (v) authorize, recommend or propose any change in its capitalization or any release or relinquishment of any contract right; or (vi) authorize or propose any of the foregoing or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (d) The Company shall not enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement, other than in the ordinary course of business and consistent with past practices;

                 (e) Except (i) for arrangements existing prior to October 15, 1995, (ii) as required by law, or (iii) or as noted in the Company Disclosure Letter or the Company Reports, the Company (except for salary increases or other employee benefit arrangements in the ordinary course of business) shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase or pay any benefit not required by any existing plan and arrangement;

                 (f) The Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or incurred in the ordinary course of business and consistent with past practice;

                 (g) The Company shall not waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business and consistent with past practice;

                 (h) The Company shall use its best efforts to preserve its business organization intact, to keep available the services of its current officers and key employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the Company;

                 (i) The Company shall not make any capital expenditure in excess of $50,000.

         4.2 Interim Operations of AMRE. AMRE covenants and agrees as to itself and the AMRE Subsidiaries that, from and after the date hereof and until the Effective Time (except as the Company shall otherwise agree or except as otherwise contemplated by this Agreement), neither AMRE nor Merger Sub shall take or cause to be taken any action which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. AMRE and the Company shall each deliver customary representations for purposes of the delivery of the opinions referenced in Sections 6.2(g) and 6.3(g). Except as disclosed in the AMRE Reports, to the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of AMRE shall be conducted only in, and AMRE shall not take any action except in the ordinary course of business, and AMRE shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

         5.1 Registration Statement and Proxies. AMRE and the Company shall cooperate and promptly prepare and AMRE shall file with the SEC as soon as practicable a Joint Proxy and Registration Statement on Form S-4 (the "FORM S-4") under the Securities Act, with respect to the AMRE Common Stock issuable in the Merger, a portion of which Joint Proxy and Registration Statement shall serve as the proxy statement with respect to the meetings of the stockholders of AMRE and the Company in connection with the Merger (the "JOINT PROXY STATEMENT/PROSPECTUS"). The respective parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. AMRE shall use all reasonable efforts, and the Company will cooperate with AMRE, to have the Form S-4 declared effective by the SEC as promptly as practicable. AMRE shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. AMRE agrees that the Joint Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meetings of stockholders of AMRE and the Company, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by AMRE in reliance upon and in conformity with written information concerning the Company furnished to AMRE by the Company specifically for use in the Joint Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Joint Proxy

Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of the stockholders of AMRE and the Company, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not including an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the Statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4 nor any request for acceleration thereof will be made by AMRE or the Company without the approval of the other party, except as required by law. AMRE will advise the Company, promptly after its receives notice, of the time when the Form S-4 or any post effective supplement or amendment thereto has become effective the issuance of any stop order, the suspension of the qualification of the AMRE Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or requests by the SEC for additional information and will promptly provide the Company with copies of any responses filed by AMRE to SEC comments on the Form S-4.

         5.2 Letter to the Company's Accountants. The Company shall use its best efforts to cause to be delivered to AMRE a letter of Grant Thornton & Co., the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to AMRE and the Company, in form and substance reasonably satisfactory to AMRE and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.3 Letters of AMRE's Accountants. AMRE shall use its best efforts to cause to be delivered to the Company a letter of Arthur Andersen & Co., AMRE's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to AMRE and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.4 Company Board Recommendation. Subject to Section 5.10 hereof, the Stockholder Information shall contain the recommendation of the Board of Directors of the Company in favor of the Merger and the Board of Directors shall recommend that the stockholders of the Company adopt the Merger Agreement, it being understood that the failure of the Board of Directors of the Company to make such recommendations shall not be deemed a breach of this Agreement if the Board determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

         5.5 AMRE Board Recommendation. The Joint Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of AMRE in favor of the Merger, the proposed amendment to amend the Certificate of Incorporation of AMRE to increase the number of AMRE's authorized shares and the consummation of the transactions contemplated thereby and shall recommend that the stockholders of AMRE approve and consent to such proposals and shall recommend that the stockholders of AMRE adopt the Merger Agreement, it being understood that the failure of the Board of Directors of AMRE to make such recommendations shall not be deemed a breach of this Agreement if the Board of Directors of AMRE determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

         5.6     Consent of Stockholders of the Company.  Subject to Section
5.10 hereof, the Company shall use commercially reasonable efforts to take all action necessary, in accordance with Applicable Law and its Certificate of Incorporation and bylaws, to transmit the Joint Proxy Statement/Prospectus to its stockholders and obtain its stockholders' approval of the Merger as promptly as reasonably practicable. The Company shall use commercially reasonable efforts to secure the consent of its stockholders required by law to effect the Merger.

         5.7 Consent of Stockholders of AMRE. AMRE shall transmit the Joint Proxy Statement/Prospectus to its stockholders and shall use its best efforts to take all action necessary to obtain its stockholders' approval to the Merger and the proposal to amend it Certificate of Incorporation to increase the authorized amount of shares of AMRE Common Stock issuable to 40 million (40,000,000) shares, as promptly as reasonably practicable.

         5.8 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

         5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and (ii) to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, (iii) to use all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts and to notify each of the other parties hereto of any request for prepayment with respect thereto; provided however, all reasonable efforts with respect to obtaining waivers, consents and approvals under loan agreements does not obligate the parties hereto to make any prepayment on any such loan, (iv) to use all reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, (v) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (vi) to use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (vii) to use all reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities; and (viii) to use all reasonable efforts to cause the Merger to be treated as a "pooling of interests."

         5.10 No Solicitation. From and after the date hereof, the Company will not, and will not permit any of its officers, directors, employees, agents and other representatives or those of any Company Subsidiary (collectively, the "COMPANY REPRESENTATIVES") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) the Company may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets, (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of an Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by the Company's Board of Directors after consultation with the Company's financial advisors), the Board of Directors of the Company may withdraw, modify or not make its recommendation referred to in
Section 5.4 or terminate this Agreement in accordance with Section 7.1(d), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of the Company shall conclude in good faith that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Company representatives with respect to any Acquisition Proposal existing on the date hereof. The Company will promptly notify AMRE of any inquiries or developments related to any of the above or any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and (unless the Board of Directors of the Company concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by AMRE or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any Company Subsidiary or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, the Company or any Company Subsidiary.

         5.11 Notification of Certain Matters. Each party will promptly give written notice to the other parties upon becoming aware of the occurrence or failure to occur, or impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, a breach of any of its representations, warranties or covenants contained in this Agreement and will use all reasonable efforts to prevent or promptly remedy the occurrence or failure. No such notification shall limit or affect the representations, warranties, covenants or conditions or remedies of the parties hereunder.

         5.12    Access to Information.

                 (a) The Company and AMRE and their respective officers, directors, employees and agents shall afford the officers, employees and agents of the other parties hereto complete access at all reasonable times to their respective officers, employees, agents, properties, facilities, books, records and contracts and those of their respective subsidiaries (including the Company Subsidiaries) and shall furnish the other parties hereto all financial, operating and other data and information as the other parties hereto through their officers, employees or agents, may reasonably request. Each party hereto shall hold and will cause their respective representatives to hold in strict confidence all documents and information concerning the other parties hereto (and the Company Subsidiaries) furnished to other parties hereto in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to whom the information was disclosed (or their respective Affiliates) prior to its disclosure to the party to whom the information was disclosed, (ii) in the public domain through no fault of the party to whom the information was disclosed or (iii) later lawfully acquired by the party to whom the information was disclosed (or their respective affiliates) from other sources, and will not release or disclose such information to any other person, except in connection with this Agreement to (i) their respective auditors, attorneys, financial advisors and other consultants or advisors or
         (ii) responsible financial institutions, partnerships and individuals after the disclosing party, has made reasonable efforts to cause such financial institutions, partnerships and individuals to agree to be bound by the provisions of this Section 5.12 as if the reference to the disclosing party herein were to them (it being understood that such persons shall be informed by the disclosing party of the confidential nature of such information and shall be directed by the disclosing party to treat such information confidentially); provided that the disclosing party and their respective representatives may provide such documents and information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished, and provided that the disclosing party notifies the non-disclosing party of its obligation to provide such information prior to such disclosure and fully cooperates with the non-disclosing party to protect the confidentiality of such documents and information under applicable law. If the transactions contemplated by this Agreement are not consummated, the parties shall return to each other all copies of written information furnished to them by the other parties hereto or their respective affiliates, agents, representatives or advisers.

                 (b) Any schedule which is not attached hereto at the time that AMRE and Merger Sub execute this Agreement shall not be subsequently attached hereto or incorporated herein unless such schedule is acceptable to AMRE and Merger Sub.

         5.13 Information for Other Filings. The parties represent to each other that the information provided and to be provided by AMRE, Merger Sub and the Company, respectively, for use in any document to be filed with any other governmental agency or authority in connection with the transactions contemplated hereby shall, at the respective times such documents are filed with the governmental agency or authority and on the Effective Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company, AMRE and Merger Sub each agree to so correct any such information provided by it for use in such documents that shall have become false or misleading.

         5.14 Employment Agreements. At the Effective Time, AMRE shall enter into employment agreements with each of Mark Honigsfeld and Murray Gross substantially in the forms attached hereto as Exhibits A and B (respectively, the "HONIGSFELD AND GROSS EMPLOYMENT AGREEMENTS").

         5.15 Sub-License Agreement. No later than the mailing of the Joint Proxy Statement/Prospectus, AMRE and the Company shall have entered into a Sub-License Agreement containing the terms and conditions contained in Exhibit C attached hereto and such other terms and conditions as the parties hereto may mutually agree. In the event AMRE and the Company disagree on whether a particular term should be included in the Sub-License Agreement or what provisions should be included in any section of the Sub-License Agreement, the parties agree to submit such disagreement to Mr. Dave Yoho of Dave Yoho & Associates, 10803 W. Main St., Fairfax, Virginia for arbitration. (AMRE and the Company acknowledge Mr. Dave Yoho has a son by the same name who is employed by Dave Yoho & Associates, and it is the intention of AMRE and the Company that the elder Dave Yoho act as the arbitrator of disputes between the parties). The decision(s) made by Dave Yoho regarding the inclusion or non-inclusion of any term or provision in the Sub-License shall be final and binding on each of AMRE and the Company for all purposes. Each party shall bear its own expenses in connection with the arbitration of any dispute, including attorney's fees, witness expenses and expenses of presenting the case, but all fees of Dave Yoho and/or Dave Yoho & Associates shall be divided and paid equally by AMRE and the Company. If this Agreement is terminated pursuant to Section 7.1(d) hereof, the obligations of AMRE and the Company under this Section 5.15 shall remain in full force and effect.

         5.16 Company Reincorporation in Delaware. Provided that such action will not prevent, delay or in any manner adversely affect the ability of the parties to consummate the Merger, the Company shall cause the Company to become a Delaware corporation no later than three business days prior to the mailing of the Joint Proxy Statement/Prospectus.

         5.17    Affiliate Letters.

                 (a) Prior to the Effective Time, the Company shall deliver to AMRE a list (the "COMPANY AFFILIATE LIST") of names and addresses of those persons who, as of the date of this Agreement, were in the reasonable judgment of the Company, "affiliates" (each such person, an "AFFILIATE OF THE COMPANY") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act and under the SEC guidelines and interpretations applicable to Pooling of Interests. The Company Affiliate List will be updated as appropriate from time to time, up to and including the Effective Time. The Company shall provide AMRE such information and documents as AMRE shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to AMRE, concurrently with the execution of this Agreement and when necessary from time to time between the date hereof and the Effective Time, from each Affiliate of the Company identified in the Company Affiliate List, an Affiliate Letter in the form attached hereto as Exhibit D-1 (the "COMPANY AFFILIATE LETTER"). AMRE shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any AMRE Common Stock to be received by each Affiliate of the

         Company, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the AMRE Common Stock, consistent with the terms of such Company Affiliate Letters.

                 (b) At least ten (10) days prior to the date of the meeting of AMRE's stockholders contemplated by this Agreement, AMRE shall deliver to the Company a list of names and addresses of those persons who were, in AMRE's reasonable judgment, at the record date for such meeting, Affiliates of AMRE. AMRE shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. AMRE shall use all reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Time from each of the Affiliates of AMRE identified in the foregoing list (as the same may be supplemented or as aforesaid), Affiliates Letters in the form attached hereto as Exhibit D-2 (the "AMRE AFFILIATE LETTER").

         5.18 Pooling. From and after the date hereof and until the expiration of the Restricted Period (as defined below), AMRE and the Company shall use commercially reasonable efforts to prevent any of its or their Subsidiaries or Affiliates (as defined in Section 5.17) from taking any action, or failing to take any reasonable action, that would jeopardize the treatment of the Merger as a "pooling of interests." For purposes hereof, the Restricted Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by AMRE. Notwithstanding any other terms of this Agreement to the contrary, it shall not be a condition precedent to the consummation of the transactions contemplated by this Agreement that the Merger shall be treated as a "pooling of interests" under applicable accounting standards.

         5.19 Stockholders Agreement. The Affiliates of the Company shall enter into the Stockholders Agreement attached hereto as Exhibit E.

         5.20 Documentation; Registration. AMRE shall take all corporate action necessary to reserve for issuance a sufficient number of shares of AMRE Common Stock for delivery upon exercise of the options provided in the Company Options. Promptly following the Effective Time of the Merger, AMRE shall file a Registration Statement covering the shares of AMRE Common Stock issuable upon the exercise of the assumed Company Options. AMRE will use its reasonable efforts to cause such shares to be registered under the Securities Act and to maintain such registration in effect until the exercise or termination of all such Company Options.

         5.21    Director and Officer Indemnification.

                 (a) From and after the Effective Time, AMRE shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary or an employee of the Company or any Company subsidiary who acts as a fiduciary under any benefit or pension plan of the Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of AMRE (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of, or pertaining to this Agreement or the transactions contemplated hereby (the "INDEMNIFIED LIABILITIES"), in each case to the full extent permitted under the Delaware Law (and AMRE will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel satisfactory to them (or them and AMRE and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, AMRE and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and
         (ii) the Company (or after the Effective Time, AMRE and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company, AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.21(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify AMRE, but the failure so to notify shall not relieve AMRE from any liability that it may have under this Section 5.21(a), except to the extent such failure materially prejudices AMRE. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties and AMRE agree that the rights to indemnification provided pursuant to this Section 5.21(a), including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters pertaining to this Agreement or matters contemplated hereby, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect to any Indemnified Liabilities asserted or made with such period shall continue until the disposition of such Indemnified Liabilities.

                 (b) From and after the Effective Time, AMRE and the Surviving Corporation shall, indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on the arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the Company or any Company Subsidiary that pertains to any matter existing or occurring at or prior to the date hereof ("Existing Liabilities"), in each case to the full extent permitted under the Delaware Law (and AMRE and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them, the Surviving Corporation and AMRE and AMRE and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and AMRE and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither AMRE nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.21(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation and AMRE, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.21(b), except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Indemnified Parties, AMRE and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of two years from the Effective Time (provided, however, that all rights to indemnification in respect to any Existing Liabilities asserted or made with such period shall continue until the disposition of such Existing Liabilities). Notwithstanding anything to the contrary contained herein, the Indemnified Parties, AMRE and Merger Sub agree that (i) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is equal to or greater than the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time, as adjusted to give effect to the lease termination referred to in Section 5.25 if the results of such termination are not reflected in the last Company Report filed before the Effective Time, then the Indemnified Parties shall be entitled to be indemnified pursuant to this Section 5.21(b) only by the Surviving Corporation and only to the extent of the Surviving Corporation's tangible net book value; and (ii) if at the time any claim, action, suit, proceeding or investigation is brought against any of the Indemnified Parties the tangible net book value of the Surviving Corporation is less than the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time, as adjusted to give effect to the lease termination referred to in Section 5.25 if the results of such termination are not reflected in the last Company Report filed before the Effective Time, the Indemnified Parties shall be entitled to be indemnified pursuant to this Section 5.21(b) by AMRE and the Surviving Corporation, but in no event shall the obligations of the Surviving Corporation and AMRE under this Section 5.21(b), in the aggregate, exceed the tangible net book value of the Surviving Corporation as reflected in the last Company Report filed before the Effective Time as adjusted to give effect to the lease termination referred to in
         Section 5.25 below.

         5.22 Listing Application. AMRE shall prepare and submit to the NYSE a listing application covering AMRE Common Stock to be issued in connection with the Merger and issuable upon exercise of the Company Options and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such AMRE Common Stock upon official notice of issuance.

         5.23 Public Announcements. AMRE and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

         5.24 Tax Free Reorganization. AMRE shall not, and AMRE shall not permit Surviving Corporation to, take any action which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the code, and AMRE and Surviving Corporation agree to report the Merger for tax purposes as a tax free "reorganization."

         5.25 Lease Termination. Prior to December 31, 1995, the Company agrees to terminate the lease agreement for its principal offices and its manufacturing facility in Brooklyn, New York, and in connection therewith shall pay no more than $525,000 (the "TERMINATION PAYMENT"). The Termination Payment shall be paid in full prior to December 31, 1995.

         5.26 Home Financial Acceptance Corp. Prior to the Effective Time the Company agrees that Home Financial Acceptance Corp. ("HFAC") shall conduct no business or operations beyond obtaining lending licenses it would be required to have to begin operations and that it shall have no contractual commitment which is not cancelable without cost to HFAC, AMRE or the Company.


                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) the Merger shall have been approved and adopted by the requisite consent of the stockholders of each of AMRE and the Company required by applicable law or by the applicable regulations of any stock exchange;

                 (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

                 (c) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding directly or indirectly by AMRE of the shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed;

                 (d) the Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued;

                 (e) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the Company; provided, however, that for the purposes of this Section 6.1(e), the failure of the Company to obtain the consent of (i) lenders under credit agreements disclosed in the Company Reports or (ii) landlord's consents under any leases disclosed in the Company Disclosure Letter or the Company Reports shall not be considered to have a material adverse effect on the Company;

                 (f) Bear, Stearns & Co. Inc. shall have advised AMRE and Merger Sub in writing that the Merger is fair from a financial point of view;

                 (g) Southwest Securities, Inc. shall have advised the Company in writing that the Merger is fair from a financial point of view;

                 (h) the AMRE Common Stock to be issued to Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

                 (i) no action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by this Agreement, including, but not limited to, the Merger and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction, preventing the Merger, or imposing conditions on, the Merger which are materially adverse to AMRE, Merger Sub, the Company or any of their stockholders.

         6.2 Additional Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived):


                 (a) each of AMRE and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of AMRE and Merger Sub in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) the Designee shall have been elected to the Board of Directors of AMRE as of the Effective Time;

                 (d) AMRE and Merger Sub shall have furnished to the Company a certificate, dated the Effective Date, signed by a responsible officer of each of AMRE and Merger Sub, to the effect that all conditions set forth in Section 6.2(a) and (b) have been satisfied;

                 (e) AMRE shall have filed and had declared effective a Form S-8 with respect to the registration of the shares of AMRE Common Stock issuable upon exercise of Company Options converted into options to purchase shares of AMRE Common Stock pursuant to Section 1.5(e) hereof;

                 (f) AMRE and Merger Sub shall have executed and delivered the Honigsfeld Employment Agreement and the Gross Employment Agreement;

                 (g) the Company shall have received the opinion of counsel to the Company dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the Company, Merger Sub and AMRE will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                 (h) the AMRE Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance;

                 (i) the Company shall have received a copy of the resolutions of the Board of Directors of AMRE and Merger Sub authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the stockholders of AMRE approving the Merger, all certified by the Secretary of AMRE on the Effective Date.

         Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (j) the Company shall have received a certificate of the Secretary of AMRE dated the Effective Date, as to the incumbency and signature of the officers of AMRE executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary; and

                 (k) AMRE's Certificate of Incorporation shall have been amended as provided in Section 5.5 hereof.

         6.3 Additional Conditions to the Obligations of AMRE and Merger Sub. The obligations of AMRE and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived):

                 (a) the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) the Company shall have furnished to AMRE and Merger Sub a certificate, dated the Effective Date, signed by a responsible officer of the Company, to the effect that all conditions set forth in
         Section 6.3(a) and (b) have been satisfied;

                 (d) the Company shall have provided or made available to AMRE and Merger Sub or their designated representatives the information and documents as specified in Section 5.12 for review by AMRE and its agents and representatives;

                 (e) all of the members of the Company's Board of Directors shall have irrevocably tendered their resignations effective as of the Effective Time and the Company shall have accepted such resignations;

                 (f) AMRE shall have received the opinion of its counsel, dated the Closing Date and based on customary representations and assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that AMRE, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                 (g) AMRE and Merger Sub shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the stockholders of the Company approving the Merger, all certified by the Secretary of the Company on the Effective Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (h) AMRE and Merger Sub shall have received a certificate of the Secretary of the Company dated the Effective Date, as to the incumbency and signature of the officers of the Company executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

                 (i) AMRE and Merger Sub shall have received a certificate of good standing from the state where the Company is incorporated;

                 (j) each holder of Company Options shall have agreed to the assumption by AMRE of such Company Options in accordance with the terms of Section 1.5(e) hereof; and

                 (k) the Company shall have delivered to AMRE and Merger Sub all necessary consents, waivers, authorizations and approvals, so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or is bound or to which any of their assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company, or any Stockholder, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or by which any of their respective properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company is a party or by which the Company or any of its assets is bound or affected; provided, however, that for the purposes of this Section 6.3(k), the failure of the Company to obtain the consent of (i) lenders under credit agreements disclosed in the Company Reports or (ii) landlord's consents under any leases disclosed in the Company Disclosure Letter or the Company Reports shall not be considered to have a material adverse effect on the Company or be required as a condition to Closing by AMRE or Merger Sub.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the stockholders :

                 (a) by mutual written consent of the Boards of Directors of AMRE, Merger Sub and the Company;

                 (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before April 1, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                 (c) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                 (d) by the Company in the event a third party makes a bona fide proposal for an acquisition of the Company for consideration that exceeds $11.28 per share of Company Common Stock.

                 The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 7.1 is herein referred to as the "TERMINATION DATE."

         7.2 Effect of Termination. Except as set forth in Sections 5.4, 5.12(a) and 5.15, upon the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

         7.3 Fees and Expenses. In the event the Company terminates this Agreement pursuant to Section 7.1(d), the Company shall, within 15 business days of termination, pay AMRE a fee equal to $2,000,000.

         7.4 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the stockholders of the Company or that in any other way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.5 Waiver. At any time prior to the Effective Time, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.


                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided, however, the agreements contained in Article 1 and Sections 4.2, 5.8, 5.9, 5.15, 5.19, 5.20, 5.21, 5.24, 7.3 and 8.5 shall survive.

         8.2 Public Statements. So long as this Agreement is in effect, neither the Company nor AMRE shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without consulting with and obtaining the consent of the other parties; provided, however, that such consent shall not be required where such release or announcement is required by applicable law.

         8.3 Notices. All notices and other communications hereunder shall be in writing and, except where notice is specifically required to be given by telecopier or facsimile shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                 (a)      if to AMRE or Merger Sub to each of:

                          AMRE, Inc.
                          8586 N. Stemmons Freeway
                          South Tower, Suite 102
                          Dallas, TX 75247
                          Fax No. (214) 658-6101
                          Attn:  President and General Counsel

                          with a copy to:

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, TX 75201
                          Fax No. (214) 969-4343

                          Attn:  Gary M. Lawrence, P.C.

                 (b)      if to the Company:

                          Facelifters Home Systems, Inc.
                          One Park Place
                          621 N.W. 53rd Street, Suite 450
                          Boca Raton, FL 33487
                          Fax No. (407) 997-2842
                          Attn:  Murray Gross, President

                          and

                          Facelifters Home Systems, Inc.
                          800 Snediker Ave.
                          Brooklyn, NY 11207-7606
                          Fax No. (516) 569-7639
                          Attn:  Mark Honigsfeld

                          with a copy to:

                          Jackson & Walker, L.L.P.
                          901 Main Street, Suite 6000
                          Dallas, TX 75202
                          Fax No. (214) 953-5822/5823
                          Attn:  Charles D. Maguire, Jr.

                 Notice so given shall (in the case of notice so given by mail) be deemed to be given and received in the fourth calendar day after posting and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

         8.4 Closing. The Closing of the transactions contemplated by this Agreement shall take place at Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or such other place as the parties may agree, as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 6.

         8.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; except with respect to Sections 5.14, 5.19,
         5.20 and 5.21 is not intended to confer upon any other person any rights or remedies hereunder, shall not be assigned; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect, to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                            [Signature Page Follows]

                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

         IN WITNESS WHEREOF, AMRE, Merger Sub, the Company and the Company Sub have caused this Agreement to be executed as of the date first written above.

                                                 AMRE, INC.



                                                 By:  /s/ ROBERT M. SWARTZ
                                                     --------------------------
                                                       Name:   Robert M. Swartz
                                                             ------------------
                                                       Title:  President
                                                             ------------------

                                                 AMRE ACQUISITION, INC.



                                                 By:   /s/ ROBERT M. SWARTZ
                                                     ---------------------------
                                                       Name:   Robert M. Swartz
                                                             ------------------
                                                       Title:  President
                                                             ------------------

                                                 FACELIFTERS HOME SYSTEMS, INC.,
                                                 a New York corporation



                                                 By:   /s/ MURRAY H. GROSS
                                                     ---------------------------
                                                       Name:   Murray H. Gross
                                                             ------------------
                                                       Title:  President
                                                             ------------------

                                                 FACELIFTERS HOME SYSTEMS, INC.,
                                                 a Delaware corporation



                                                 By:   /s/ MURRAY H. GROSS
                                                     ---------------------------
                                                       Name:   Murray H. Gross
                                                             ------------------
                                                       Title:  President
                                                             ------------------

                                                                       EXHIBIT A



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made as of ____________________, 199__, (the "date of this Agreement") is by and between AMRE, Inc., a Delaware corporation ("AMRE"), and Mark Honigsfeld, of Woodmere, New York ("Honigsfeld").


                              W I T N E S S E T H:

         WHEREAS, AMRE, AMRE Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of AMRE ("Merger Sub"), and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), have entered into an Agreement and Plan of Merger dated October 31, 1995, pursuant to which Merger Sub will merge with and into Facelifters (the "Merger");

         WHEREAS, Honigsfeld previously served as the Chairman of the Board and Chief Executive Officer of Facelifters; and

         WHEREAS, AMRE wishes to hire Honigsfeld in the capacity of Business Consultant in order to secure Honigsfeld's services in connection with the kitchen cabinet refacing business of AMRE and its wholly owned subsidiaries as well as such other duties as may be designated by the Chief Executive Officer of AMRE;

         WHEREAS, in connection with the execution of this Agreement Honigsfeld has agreed to terminate his existing employment agreement with Facelifters;

         NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein, AMRE and Honigsfeld agree as follows:

         1. Employment. AMRE agrees to employ Honigsfeld as its Business Consultant and Honigsfeld agrees to serve in such capacity on the terms and conditions hereinafter set forth.

         2.      Term.

                 (a) Term of Agreement. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date of the Merger, and shall end at midnight on the third anniversary of such date (the "Expiration Date").

                 (b) Term of Employment. The period from the Effective Date of the Merger to the first to occur of (i) the Expiration Date or (ii) the date on which Honigsfeld's employment is terminated pursuant to paragraph 5 or paragraph 6 is hereinafter referred to as the "Term of Employment".

                 (c) Extension of Term. In the event AMRE elects not to extend the term of this Agreement past the Expiration Date, AMRE shall provide written notice to Honigsfeld no later than 12 months prior to the Expiration Date. If AMRE does not provide written notice to Honigsfeld as provided in the previous sentence, the Term of Employment and the Expiration Date shall be extended automatically for successive periods of one year upon the same terms as existed for the previous year of the Term of Employment (each such successive one year period is hereafter referred to as a "Renewal Term").

         3. Services. During the Term of Employment, Honigsfeld will devote his full business time to the business and affairs of AMRE and such other members of the AMRE Group as may be requested by the Chief Executive Officer of AMRE, and shall use his best efforts, skills and abilities to promote the interests of AMRE; provided, however, that Honigsfeld may, from time to time, engage in such other pursuits, including (without limitation) personal, legal, financial and business affairs, provided, in each case, that such pursuits do not interfere with the proper performance of duties and obligations under the terms hereof and do not create any actual or intentional conflict of interest. For the purposes of this Agreement, the term "AMRE Group" means all corporations or other business organizations, with respect to any one of which AMRE possesses the ability, directly or through any intervening medium, to elect a majority of the Board of Directors (or persons filling similar functions).

         4.      Compensation and Benefits.

                 (a) Salary. During the Term of Employment, AMRE shall pay to Honigsfeld such annual salary as the Board of Directors of AMRE from time to time may determine, but such annual salary shall in no event be less than $400,000 per year. AMRE agrees to pay Honigsfeld's annual salary to Honigsfeld in accordance with the usual and customary procedures for the payment of compensation to salaried employees of AMRE, but in any event to make such payment in not less than monthly installments.

                 (b) Additional or Incentive Compensation. During the first year of the Term of Employment, Honigsfeld shall participate in an incentive compensation plan to be adopted by AMRE's Board of Directors which will be based on the quantity and aggregate value of new sub-license agreements that may be entered into in connection with the former Facelifters' operations. The parties hereto acknowledge that the estimated value of such bonus during the first year of the Term of Employment is expected to be approximately $250,000, but shall in no event be less than $100,000 nor more than $500,000. Honigsfeld shall not be entitled to any compensation in addition to his annual salary after the first year of the Term of Employment except as may otherwise be mutually agreed by the parties hereto.

                 (c) Employee Benefits (General). During the Term of Employment, Honigsfeld shall be entitled to receive benefits and perquisites ordinarily provided to executive officers of AMRE, including a monthly automobile allowance of $750.00, and eligibility to participate in all employee welfare benefit plans or employee pension benefit plans (within the meaning of the Employee Retirement Income Security Act of 1974) from time to time maintained by AMRE. Honigsfeld shall be entitled to participate in all such plans or programs on terms no less favorable than those generally available to executive officers of AMRE and at a level of participation commensurate with his position as Business Consultant of AMRE and with his level of compensation.

                 (d) Executive Supplemental Life and Disability Insurance. Subject to the limits and provisions referred to in the next sentence, during the Term of Employment, in addition to all other group term life or benefits provided under any AMRE sponsored group life insurance plan (if any), AMRE shall (i) maintain, at no cost (except recognition, if applicable, of imputed income for tax purposes) to Honigsfeld, Executive Supplemental Life Insurance in an amount equal to 300% of Honigsfeld's annual salary, (ii) maintain Executive Long Term Disability Insurance which will provide a benefit equal to 55% of Honigsfeld's monthly base salary and (iii) make available for purchase by Honigsfeld at his sole expense Executive Long Term Disability Insurance which will provide a benefit equal to 20% of Honigsfeld's monthly base salary. The types of policies, the identity of the carriers and the exact terms, limitation, underwriting specifications and benefits of each of such coverages shall be no less favorable than the coverages provided by AMRE to its other executive officers. Any coverage for Honigsfeld by the insurance described in this paragraph 4(d) shall be subject to Honigsfeld meeting the insurance carrier's underwriting requirements. AMRE shall arrange for and submit such application or other information required with respect to such insurance coverage promptly upon the commencement of the Term of Employment. Should this Employment Agreement be terminated under the terms of paragraph 5(a)(iii), AMRE shall continue the payment of his salary to his designated beneficiary for a period of up to one year or until such time that the Executive Supplemental Life Insurance benefit is paid to his designated beneficiary, in which case AMRE may deduct from the insurance benefit an amount equal to the salary advanced to Honigsfeld's beneficiary after the time of his death until the payment of the insurance benefit.

                 (e) Vacation. Honigsfeld shall accrue paid vacation at the rate of 10 hours of paid vacation for each calendar month he is employed during the Term of Employment, subject to a maximum accrual of 120 hours at any time. Hours of vacation accrued for any period of less than a full calendar month shall be prorated. Honigsfeld shall not be required to use paid vacation time for the purpose of celebrating religious holidays.

                 (f) Annual Physical Examination. During the Term of Employment, to the extent not covered by any insurance plan maintained by AMRE, AMRE shall reimburse Honigsfeld for the cost of one comprehensive annual physical examination during each calendar year by a physician of Honigsfeld's choosing.

                 (g) Expenses. AMRE shall pay or reimburse Honigsfeld upon submission of vouchers by him, and approval thereof by the Chief Executive Officer or Chief Financial Officer of AMRE, for all entertainment, travel, meal, hotel accommodation and miscellaneous expenses reasonably incurred by him in the interest of AMRE's business and in accordance with current AMRE policy during the Term of Employment.

         5. Termination of Employment Other Than in Connection With a Change of Control of AMRE.

                 (a) Termination by AMRE for Good Cause. AMRE may terminate Honigsfeld's employment prior to the Expiration Date for good cause only upon compliance with the requirement of this paragraph 5(a). "Good Cause" for termination by AMRE shall mean only (i) the willful engagement by Honigsfeld in misconduct which is materially injurious to AMRE, monetarily or otherwise, (ii) Honigsfeld's physical or mental disability, if such disability results in Honigsfeld's receiving permanent disability payments pursuant to a group or individual disability insurance policy maintained by AMRE on behalf of Honigsfeld, or
(iii) Honigsfeld's death. For purposes of this paragraph 5(a), no act or failure to act on Honigsfeld's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of AMRE. Notwithstanding the foregoing, Honigsfeld shall not be deemed to have been terminated for good cause within the meaning of clause (i) of the preceding sentence without (i) reasonable notice to Honigsfeld setting forth the reasons for AMRE's intention to terminate for good cause, (ii) an opportunity for Honigsfeld, together with his counsel, to be heard before the Board of Directors of AMRE, and (iii) written notice from the Board of Directors of AMRE finding that in the good faith opinion of such Board, Honigsfeld was guilty of the conduct set forth above and specifying the particulars thereof in detail. In the event of the termination of Honigsfeld's employment in accordance with the conditions of this paragraph 5(a), the Term of Employment shall end, all of Honigsfeld's obligations pursuant to this Agreement (except for those provided in paragraphs 8, 9 and 10, if termination is for a reason other than death) shall end and AMRE's obligations to pay compensation to Honigsfeld pursuant to paragraph 4 shall cease on the effective date of termination.

                 (b) Termination by AMRE Other Than for Good Cause. AMRE may terminate Honigsfeld's employment prior to the Expiration Date for any reason other than Good Cause upon providing not less than 30 days' prior written notice to Honigsfeld specifying the effective date of termination. If AMRE terminates Honigsfeld's employment other than for Good Cause under paragraph 5(a) prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a change of control of AMRE, as defined in paragraph 6, the Term of Employment shall end on the effective date of termination, but AMRE shall provide, as a severance benefit to Honigsfeld and as liquidated damages for breach by AMRE of its otherwise applicable obligations thereunder, each of the following: (i) within three (3) days of the effective date of termination, a lump sum cash payment equal to the sum of all accrued vacation pay and monthly cash payments which would, except for the termination have been paid to Honigsfeld as salary under paragraph 4(a) through the Expiration Date,
(ii) not later than the date on which incentive compensation for the fiscal year in which Honigsfeld's termination of employment occurs (the "Current Fiscal Year") would be paid to Honigsfeld if he were employed on the last day of the Current Fiscal Year, an amount equal to the product of (a) the incentive compensation which would have been paid to Honigsfeld if he were still employed on the last day of the Current Fiscal Year, and (b) a fraction, the numerator of which is the number of days in the Current Fiscal Year through the effective date of termination and the denominator of which is 365; provided, however, that if the effective date of termination occurs on or before October 31, 1996, such amount payable pursuant to this cause (ii) shall not be less than One Hundred Thousand Dollars ($100,000.00), and (iii) continuation of all life, health, disability insurance benefits then in effect and described in paragraph 4 through the period ending on the Expiration Date.

                 (c) Substantial Change in Conditions, Authority or Responsibilities. If AMRE, during the Term of Employment, but prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 6, makes any substantial change in Honigsfeld's employment conditions, authority or job responsibilities which would constitute "Good Reason", within the meaning of paragraph 6(c), if a Change of Control of AMRE had then occurred, then Honigsfeld may elect to terminate his employment in accordance with the procedures set forth in paragraph 6(b) and such employment will be deemed terminated by AMRE without Good Cause and the severance benefits specified in paragraph 5(b) shall apply.

                 (d) Termination by Honigsfeld. Honigsfeld may terminate his employment at any time on or after the effective date of this Agreement upon providing 30 days' prior written notice to AMRE stating the effective date of termination. In any such event, all obligations of AMRE to Honigsfeld under this Agreement and all obligations of Honigsfeld to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end on the specified effective date of termination.

                 (e) Mitigation. AMRE's termination of Honigsfeld's employment under paragraph 5(b) or 5(c) shall immediately relieve Honigsfeld of all obligations under this Agreement (except for those provided in paragraphs 7 through 10), shall not obligate Honigsfeld to seek other employment and shall not be construed to require the application of any compensation which Honigsfeld may earn in any such other employment to reduce AMRE's obligation to provide severance benefits as provided herein. Honigsfeld's right to receive severance benefits hereunder shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Honigsfeld, nor shall Honigsfeld, by virtue of such right, acquire any right, title or interest in particular assets of AMRE and such right shall be no greater than the right of any unsecured general creditor of AMRE.

         6. Change of Control of AMRE. In the event of a Change of Control of AMRE, the following provisions of this Agreement shall apply notwithstanding any other terms or conditions of this Agreement:

                 (a) Extension of Term of Agreement. Upon the change of control of AMRE, the Expiration Date referred to in paragraph 2(a) shall be changed to the date which is two (2) years subsequent to the date immediately prior to the date on which the change of control of AMRE occurred.

                 (b) Termination of Employment by Honigsfeld for Good Reason. Honigsfeld's employment may be terminated by Honigsfeld during the Term of Employment for Good Reason if, (i) within 90 days of the date of occurrence of a triggering event (as defined below), Honigsfeld notifies AMRE in writing of his intention to treat such event as Good Reason, (ii) within 30 days following receipt of such notice provided for in (i), AMRE fails to cure the triggering event, and (iii) within 60 days following the expiration of the 30-day period described in (ii), Honigsfeld voluntarily terminates his employment by giving written notice to AMRE.

                 (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE (each of which shall be a "triggering event"):

                          (i) the assignment to Honigsfeld of any duties materially inconsistent in any respect with Honigsfeld's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 3 of this Agreement, or any other action by AMRE which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMRE promptly after receipt of notice thereto given by Honigsfeld;

                         (ii) any failure by AMRE to materially comply with any of the provisions of paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMRE promptly after receipt of notice thereof given by Honigsfeld, unless AMRE agrees to fully compensate Honigsfeld for any such reduction;

                        (iii) Honigsfeld is required to locate his office more than 50 miles from the current location of Woodmere, New York, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

                         (iv) any purported termination by AMRE of Honigsfeld's employment otherwise than as expressly permitted by this Agreement;

                          (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AMRE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AMRE would be required to perform it if no such succession had taken place; or

                         (vi) AMRE's request that Honigsfeld perform an illegal, or wrongful act in violation of AMRE's code of conduct policies.

                 (d) Severance Benefit on Termination by Honigsfeld for Good Reason. Upon termination of Honigsfeld's employment by Honigsfeld pursuant to paragraph 6(b) or by AMRE for a reason other than Good Cause subsequent to the public announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, all obligations of AMRE to Honigsfeld under this Agreement and all obligations of Honigsfeld to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end and AMRE shall pay to Honigsfeld within 10 days of such termination of employment, the sum of (i) all accrued vacation pay and
         (ii) an amount
         equal to the greater of (A) two times the amount of Honigsfeld's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the Initial Term, then an amount equal to the annual salary remaining to be paid during the Initial Term pursuant to paragraph 4(a). In the event the cash settlement payment payable under this paragraph 6(d), either alone or together with any other payments which Honigsfeld has the right to receive from AMRE, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such cash settlement amount shall be increased to an amount sufficient to provide Honigsfeld, after satisfaction of all federal excise taxes and federal and state income taxes attributable to such increases in amount, a net amount equal to such cash settlement amount calculated as described above and before any such excise tax.

                 (e) Definition of Change of Control of AMRE. For the purpose of this Agreement, a "Change of Control of AMRE" shall be deemed to have occurred:

                          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by AMRE or any subsidiary of AMRE (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of AMRE representing:

                          (A) 30% or more of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE; or

                          (B) 20% or more of such combined voting power if such person thereby becomes the largest stockholder of AMRE; or

                         (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of AMRE (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

                        (iii) The occurrence of a transaction requiring stockholder approval of the acquisition of AMRE by an entity other than AMRE or a 50% or more owned subsidiary of AMRE through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, AMRE's stockholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity's then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction.

         The foregoing notwithstanding, the acquisition by Ronald I. Wagner, or by a "Group" as defined above of which Ronald I. Wagner is a member, of securities of AMRE representing up to a maximum of 40% of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE shall not constitute a "Change of Control of AMRE".

         7.      Restrictions on Investments and Competing Activities.

                 (a) Except to the extent permitted by the last sentence of this paragraph 7(a) and by paragraph 7(b), during the Term of Employment, Honigsfeld will not hold or acquire (whether by purchase, gift or otherwise) any direct or beneficial interest in any securities (debt or equity) of, or any other interest in, any corporation (domestic or foreign) or any other business organization engaged, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group nor will Honigsfeld himself (whether in an individual capacity or as a member of a partnership or otherwise) engage, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group. The restrictions on the investment activities of Honigsfeld, set forth in the first sentence of this subparagraph (a), do not apply to investments in debt securities of any corporation, if such debt securities are traded on a national securities exchange, or to investments in equity securities of any corporation, if such equity securities are traded on a national securities exchange, provided that the aggregate holdings (direct and beneficial) of Honigsfeld, his spouse and minor children in equity securities of such corporation do not, at any time, equal 1% or more of the outstanding equity securities of such corporation.

                 (b) Honigsfeld agrees that, in addition to the restrictions imposed by paragraph 7(a), he will conduct his respective investment activities in strict compliance with any and all policies with respect thereto now or hereafter established by AMRE (and any other member of the AMRE Group that employs Honigsfeld), and Honigsfeld further agrees to render, and cause to be rendered, any and all such reports with respect thereto as may be required by AMRE or any such other member of the AMRE Group. The foregoing notwithstanding, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Honigsfeld promptly after receipt of notice of any failure to comply with such policies shall not constitute a violation of the provisions of this subparagraph.

         8. Confidentiality. Honigsfeld agrees and acknowledges that the trade secrets of AMRE and the AMRE Group, as such secrets may exist from time to time, are valuable, special and unique assets of AMRE and the AMRE Group, and that access to and knowledge of such secrets are essential to the performance of Honigsfeld's duties hereunder. Honigsfeld will not, in whole or in part, for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) disclose to any person, firm, corporation, association or any other entity, any such trade secrets or any other confidential or secret information with respect to the business of AMRE or the AMRE Group (including, without limitation, any such information with respect to customers), nor will Honigsfeld make use of any such trade secrets or other confidential or secret information for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) under any circumstances during or after the Term of Employment; provided, however, that after the Term of Employment these restrictions shall not apply to such trade secrets or confidential or secret information which are then in the public domain (so long as Honigsfeld was not responsible, directly or indirectly, for permitting such trade secrets or confidential or secret information to enter the public domain without AMRE's consent).

         9.      Covenants Not to Solicit or Interfere.

                 (a) In the event Honigsfeld's employment is terminated by AMRE other than for Good Cause as provided in paragraph 5(a) hereof and other than by AMRE in accordance with the provisions of paragraph 6(d), Honigsfeld shall not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment hereunder terminates for a period beginning on the date Honigsfeld's employment terminates and ending on what would be the Expiration Date as defined in paragraph 2 above had the Agreement not been earlier terminated.

                 (b) In the event Honigsfeld's employment is terminated for Cause as provided in paragraph 5(a) hereof, or if Honigsfeld terminates this Agreement pursuant to paragraph 5(d) hereof, for a period of 12 months from the effective date of Honigsfeld's termination of employment for Cause, Honigsfeld will not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment hereunder terminates.

                 (c) If Honigsfeld terminates his employment pursuant to paragraph 6(b) hereof or if AMRE terminates Honigsfeld's employment for a reason other than Good Cause subsequent to the announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly in a change of control of AMRE, Honigsfeld shall not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Honigsfeld's employment terminates for a period equal to the greater of (i) two years or (ii) if such termination occurs during the Initial Term, then a period ending when the Initial term would have expired were it not for such earlier termination.

                 (d) The term "compete", as used herein, means to engage in competition, directly or indirectly (including, without limitation, to conduct the business of AMRE or the AMRE Group for any customer with which Honigsfeld had any significant business contacts during his employment hereunder), either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. It is the desire and intent of the parties that the provisions of this paragraph 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this paragraph 9 shall be adjudicated to be invalid or unenforceable, this paragraph 9 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this paragraph 9 in the particular jurisdiction in which such adjudication is made.

         10. Injunctive Relief. Honigsfeld acknowledges and agrees that a breach or threatened breach of the provisions of paragraphs 7, 8 or 9 may cause irreparable injury to AMRE and any member of the AMRE Group, and that, as a result of such breach AMRE, or any member of the AMRE Group, as the case may be, shall be entitled, among and in addition to other remedies available at law or in equity, to an injunction restraining Honigsfeld from continuing the activity causing such breach. Such remedy shall not be exclusive and shall be in addition to any other remedy AMRE or any such member of the AMRE Group may be entitled.

         11.     Miscellaneous.

                 (a) Notices. Any notice required or permitted to be given under this Agreement shall be deemed to have been received when delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of Honigsfeld, to his last known residence as provided by him to AMRE, or, in the case of AMRE, to its principal office.

                 (b) Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by AMRE and its respective successors and assigns, and Honigsfeld, his heirs, assigns or legal representatives; provided, however, that the obligations of Honigsfeld contained herein may not be delegated or assigned.

                 (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

                 (d) Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                 (e) Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

                 (f) Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 (g) Captions. The captions contained in this Agreement are for the convenience of AMRE and Honigsfeld and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.

                 (h)      Termination of Existing Employment Agreement.
Upon the execution of this Agreement Honigsfeld's existing employment agreement with Facelifters dated October 1, 1993 and amended on March 27, 1995, shall immediately terminate and be of no further force or effect, and all payments due thereunder, other than incentive compensation or bonuses which shall, within thirty days from the date hereof be paid pro rata as of the end of the month of the closing of the Merger, are waived and released.

         IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its officer thereunto duly authorized, and Honigsfeld has hereunto set his hand, all as of the day, month and year first above written.

                                                  AMRE, INC.


                                                  By:
                                                     --------------------------
                                                         Robert M. Swartz
                                                         President


                                                     --------------------------
                                                     Mark Honigsfeld

                                                                       EXHIBIT B



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made as of ____________, 1995, (the "date of this Agreement") is by and between AMRE, Inc., a Delaware corporation ("AMRE"), and Murray Gross, of Boca Raton, Florida ("Gross").


                              W I T N E S S E T H:

         WHEREAS, AMRE, AMRE Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of AMRE ("Merger Sub"), and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), have entered into an Agreement and Plan of Merger dated October 31, 1995, pursuant to which Merger Sub will merge with and into Facelifters (the "Merger");

         WHEREAS, Gross previously served as the President and Chief Operating Officer of Facelifters; and

         WHEREAS, AMRE wishes to hire Gross in order to secure Gross's services in connection with the former business of Facelifters, as such business may be carried on by the surviving entity in the Merger;

         WHEREAS, in connection with the execution of this Agreement, Gross has agreed to terminate his existing employment agreement with Facelifters;

         NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein, AMRE and Gross agree as follows:

         1. Employment. AMRE agrees to employ Gross as an executive officer in the capacity of vice president and Gross agrees to serve in such capacity on the terms and conditions hereinafter set forth.

         2.      Term.

                 (a) Term of Agreement. The initial term of this Agreement (the "Initial Term") shall commence on the effective date of the Merger, and shall end at midnight on the second anniversary of such date (the "Expiration Date").

                 (b) Term of Employment. The period from the effective date of the Merger to the first to occur of (i) the Expiration Date or (ii) the date on which Gross's employment is terminated pursuant to paragraph 5 or paragraph 6 is hereinafter referred to as the "Term of Employment".

         3. Services. During the Term of Employment, Gross will devote his full business time to the business and affairs of AMRE and such other members of the AMRE Group as may be requested by the Chief Executive Officer of AMRE, and shall use his best efforts, skills and abilities to promote the interests of AMRE; provided, however, that Gross may, from time to time, engage in such other pursuits, including (without limitation) personal, legal, financial and business affairs, provided, in each case, that such pursuits do not interfere with the proper performance of duties and obligations under the terms hereof and do not create any actual or intentional conflict of interest.

         4.      Compensation and Benefits.

                 (a) Salary. During the Term of Employment, AMRE shall pay to Gross such annual salary as the Board of Directors of AMRE from time to time may determine, but such annual salary shall in no event be less than $250,000 per year. AMRE agrees to pay Gross's annual salary to Gross in accordance with the usual and customary procedures for the payment of compensation to salaried employees of AMRE, but in any event to make such payment in not less than monthly installments.

                 (b) Additional or Incentive Compensation. During the Term of Employment, Gross shall participate in an incentive compensation plan consistent with incentive compensation plans provided to other executive officers of AMRE with positions and compensation equivalent to Gross. In addition, during the first year of the Term of Employment, Gross shall be entitled to an incentive bonus based on performance criteria to be mutually agreed upon by AMRE and Gross, but shall in no event be less than $100,000 nor more than $250,000. After the first year of the Term of Employment, Gross will participate in the AMRE incentive compensation plan in which other AMRE executives who report directly to the Chief Executive Officer of AMRE participate.

                 (c) Employee Benefits (General). During the Term of Employment, Gross shall be entitled to receive benefits and perquisites ordinarily provided to executive officers of AMRE, including a monthly automobile allowance of $750.00, protection under an officer's and director's liability insurance policy and eligibility to participate in all employee welfare benefit plans or employee pension benefit plans (within the meaning of the Employee Retirement Income Security Act of 1974) from time to time maintained by AMRE. Gross shall be entitled to participate in all such plans or programs on terms no less favorable than those generally available to executive officers of AMRE and at a level of participation commensurate with his position as Business Consultant of AMRE and with his level of compensation. In the event that AMRE relocates Gross to any location other than that of his present office, he shall be entitled to the benefits of AMRE's executive relocation benefit package.

                 (d) Executive Supplemental Life and Disability Insurance. Subject to the limits and provisions referred to in the next sentence, during the Term of Employment, in addition to all other group term life or benefits provided under any AMRE sponsored group life insurance plan (if any), AMRE shall: (i) maintain, at no cost (except recognition, if applicable, of imputed income for tax purposes) to Gross, Executive Supplemental Life Insurance in an amount equal to 300% of Gross's annual salary, (ii) maintain Executive Long Term Disability Insurance which will provide a benefit equal to 55% of Gross's monthly base salary and (iii) make available for purchase by Gross at his sole expense Executive Long Term Disability Insurance which will provide a benefit equal to 20% of Gross's monthly base salary. The types of policies, the identity of the carriers and the exact terms, limitation, underwriting specifications and benefits of each of such coverage shall be no less favorable than the coverage provided by AMRE to its other executive officers. Any coverage for Gross by the insurance described in this paragraph 4(d) shall be subject to Gross meeting the insurance carrier's underwriting requirements. AMRE shall arrange for and submit such application or other information required with respect to such insurance coverage promptly upon the commencement of the Term of Employment. Should this Agreement be terminated under the terms of paragraph 5(a)(iii), AMRE shall continue the payment of his salary to his designated beneficiary for a period of up to one year or until such time that the Executive Supplemental Life Insurance benefit is paid to his designated beneficiary, in which case AMRE may deduct from the insurance benefit an amount equal to the salary advanced to Gross's beneficiary after the time of his death until the payment of the insurance benefit.

                 (e) Vacation. Gross shall accrue paid vacation at the rate of 10 hours of paid vacation for each calendar month he is employed during the Term of Employment, subject to a maximum accrual of 120 hours at any time. Hours of vacation accrued for any period of less than a full calendar month shall be prorated. Gross shall not be required to use paid vacation time for the purpose of celebrating religious holidays.

                 (f) Annual Physical Examination. During the Term of Employment, to the extent not covered by any insurance plan maintained by AMRE, AMRE shall reimburse Gross for the cost of one comprehensive annual physical examination during each calendar year by a physician of Gross's choosing.

                 (g) Expenses. AMRE shall pay or reimburse Gross upon submission of vouchers by him, and approval thereof by AMRE's Chief Executive Officer or Chief Financial Officer, for all entertainment, travel, meal, hotel accommodation and miscellaneous expenses reasonably incurred by him in the interest of AMRE's business and in accordance with current AMRE policy during the Term of Employment.

         5. Termination of Employment Other Than in Connection With a Change of Control of AMRE.

                 (a) Termination by AMRE for Good Cause. AMRE may terminate Gross's employment prior to the Expiration Date for good cause only upon compliance with the requirements of this paragraph 5(a). "Good Cause" for termination by AMRE shall mean only (i) the willful engagement by Gross in misconduct which is materially injurious to AMRE, monetarily or otherwise, (ii) Gross's physical or mental disability, if such disability results in Gross's receiving permanent disability payments pursuant to a group or individual disability insurance policy maintained by AMRE on behalf of Gross, or (iii) Gross's death. For purposes of this paragraph 5(a), no act or failure to act on Gross's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of AMRE. Notwithstanding the foregoing, Gross shall not be deemed to have been terminated for Good Cause within the meaning of clause (i) of the preceding sentence without (i) reasonable notice to Gross setting forth the reasons for AMRE's intention to terminate for Good Cause, (ii) an opportunity for Gross, together with his counsel, to be heard before the Board of Directors of AMRE, and (iii) written notice from the Board of Directors of AMRE finding that in the good faith opinion of such Board, Gross was guilty of the conduct set forth above and specifying the particulars thereof in detail. In the event of Gross's employment in accordance with the conditions of this paragraph 5(a), the Term of Employment shall end, all of Gross's obligations pursuant to this Agreement (except for those provided in paragraphs 8, 9 and 10, if termination is for a reason other than death) shall end and AMRE's obligations to pay compensation to Gross pursuant to paragraph 4 shall cease on the effective date of termination.

                 (b) Termination by AMRE Other Than for Good Cause. AMRE may terminate Gross's employment prior to the Expiration Date for any reason other than Good Cause upon providing not less than 30 days prior written notice to Gross specifying the effective date of termination. If AMRE terminates Gross's employment other than for Good Cause under paragraph 5(a) prior to the public announcement of, or actual or deemed knowledge of AMRE, of, any actual or proposed transaction which results, directly or indirectly, in a change of control of AMRE, as defined in paragraph 6, the Term of Employment shall end on the effective date of termination, but AMRE shall provide, as a severance benefit to Gross, and as liquidated damages for breach by AMRE of its otherwise applicable obligations thereunder, each of the following: (i) within three (3) days of the effective date of termination, a lump sum cash payment equal to the sum of all accrued vacation pay and monthly cash payments which would, except for the termination have been paid to Gross as salary under paragraph 4(a) through the Expiration Date, (ii) not later than the date on which incentive compensation for the fiscal year in which Gross's termination of employment occurs (the "Current Fiscal Year") would be paid to Gross if he were employed on the last day of the Current Fiscal Year, an amount equal to the product of
(a) the incentive compensation which would have been paid to Gross if he were still employed on the last day of the Current Fiscal Year and (b) a fraction, the numerator of which is the number of days in the Current Fiscal Year through the effective date of termination and the denominator of which is 365; provided, however, that if the effective date of termination occurs on or before October 31, 1996, such amount payable pursuant to this cause (ii) shall not be less than One Hundred Thousand Dollars ($100,000.00), (iii) within three days of the effective date of termination; a lump sum cash payment equal to the payment of the automobile allowance monthly payments described in paragraph 4(c) which would, except for the termination, have been paid to Gross through the expiration date and (iv) continuation of all life, health, disability insurance benefits then in effect and described in paragraph 4 through the period ending on the Expiration Date.

                 (c) Substantial Change in Conditions, Authority or Responsibilities. If AMRE, during the Term of Employment, but prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 6, makes any substantial change in Gross's employment conditions, authority or job responsibilities which would constitute "Good Reason", within the meaning of paragraph 6(c), if a Change of Control of AMRE had then occurred, then Gross may elect to terminate his employment in accordance with the procedures set forth in paragraph 6(b) and such employment will be deemed terminated by AMRE without Good Cause and the severance benefits specified in paragraph 5(b) shall apply.

                 (d) Termination by Gross. Gross may terminate his employment at any time on or after the effective date of this Agreement upon providing 30 days' prior written notice to AMRE stating the effective date of termination. In any such event, all obligations of AMRE to Gross under this Agreement and all obligations of Gross to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end on the specified effective date of termination.

                 (e) Mitigation. AMRE's termination of Gross's employment under paragraph 5(b) or 5(c) shall immediately relieve Gross of all obligations under this Agreement (except for those provided in paragraphs 7 through 10), shall not obligate Gross to seek other employment and shall not be construed to require the application of any compensation which Gross may earn in any such other employment to reduce AMRE's obligation to provide severance benefits as provided herein. Gross's right to receive severance benefits hereunder shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Gross, nor shall Gross, by virtue of such right, acquire any right, title or interest in particular assets of AMRE and such right shall be no greater than the right of any unsecured general creditor of AMRE.

         6. Change of Control of AMRE. In the event of a Change of Control of AMRE, the following provisions of this Agreement shall apply notwithstanding any other terms or conditions of this Agreement:

                 (a) Extension of Term of Agreement. Upon the change of control of AMRE, the Expiration Date referred to in paragraph 2(a) shall be changed to the date which is two (2) years subsequent to the date immediately prior to the date on which the Change of Control of AMRE occurred.

                 (b) Termination of Employment by Gross for Good Reason. Gross's employment may be terminated by Gross during the Term of Employment for Good Reason if, (i) within 90 days of the date of occurrence of a triggering event (as defined below), Gross notifies AMRE in writing of his intention to treat such event as Good Reason,
         (ii) within 30 days following receipt of such notice provided for in
         (i), AMRE fails to cure the triggering event, and (iii) within 60 days following the expiration of the 30-day period described in (ii), Gross voluntarily terminates his employment by giving written notice to AMRE.

                 (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE (each of which shall be a "triggering event"):

                          (i) the assignment to Gross of any duties materially inconsistent in any respect with Gross's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 3 of this Agreement, or any other action by AMRE which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMRE promptly after receipt of notice thereto given by Gross;

                         (ii) any failure by AMRE to materially comply with any of the provisions of paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMRE promptly after receipt of notice thereof given by Gross, unless AMRE agrees to fully compensate Gross for any such reduction;

                        (iii) except for relocating to the Dallas, Texas metropolitan area, Gross is required to locate his office more than 50 miles from the current location of Boca Raton, Florida, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

                         (iv) any purported termination by AMRE of Gross's employment otherwise than as expressly permitted by this Agreement;

                          (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AMRE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AMRE would be required to perform it if no such succession had taken place; or

                         (vi) AMRE's request that Gross perform an illegal, or wrongful act in violation of AMRE's code of conduct policies.

                 (d) Severance Benefit on Termination by Gross for Good Reason. Upon termination of Gross's employment by Gross pursuant to paragraph 6(b) or by AMRE for a reason other than Good Cause subsequent to the public announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, all obligations of AMRE to Gross under this Agreement and all obligations of Gross to AMRE (except those provided for in paragraphs 7 through 10) shall cease and the Term of Employment shall end and AMRE shall pay to Gross within 10 days of such termination of employment, the sum of (i) all accrued vacation pay and (ii) an amount equal to the greater of (A) two times the amount of Gross's annual salary on the date prior to the Change of Control or (B) if such termination occurs during the Initial Term, then an amount equal to the annual salary remaining to be paid during the Initial Term pursuant to paragraph 4(a). In the event the cash settlement payment payable under this paragraph 6(d), either alone or together with any other payments which Gross has the right to receive from AMRE, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such cash settlement amount shall be increased to an amount sufficient to provide Gross, after satisfaction of all federal excise taxes and federal and state income taxes attributable to such increases in amount, a net amount equal to such cash settlement amount calculated as described above and before any such excise tax.

                 (e) Definition of Change of Control of AMRE. For the purpose of this Agreement, a "Change of Control of AMRE" shall be deemed to have occurred:

                          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by AMRE or any subsidiary of AMRE (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of AMRE representing:

                          (A) 30% or more of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE; or

                          (B) 20% or more of such combined voting power if such person thereby becomes the largest stockholder of AMRE; or

                         (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of AMRE (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

                        (iii) The occurrence of a transaction requiring stockholder approval of the acquisition of AMRE by an entity other than AMRE or a 50% or more owned subsidiary of AMRE through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, AMRE's stockholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity's then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction.

         The foregoing notwithstanding, the acquisition by Ronald I. Wagner, or by a "Group" as defined above of which Ronald I. Wagner is a member, of securities of AMRE representing up to a maximum of 40% of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE shall not constitute a "Change of Control of AMRE".

         7.      Restrictions on Investments and Competing Activities.

                 (a) Except to the extent permitted by the last sentence of this paragraph 7(a) and by paragraph 7(b), during the Term of Employment, Gross will not hold or acquire (whether by purchase, gift or otherwise) any direct or beneficial interest in any securities (debt or equity) of, or any other interest in, any corporation (domestic or foreign) or any other business organization engaged, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group nor will Gross himself (whether in an individual capacity or as a member of a partnership or otherwise) engage, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group. The restrictions on the investment activities of Gross, set forth in the first sentence of this subparagraph (a), do not apply to investments in debt securities of any corporation, if such debt securities are traded on a national securities exchange, or to investments in equity securities of any corporation, if such equity securities are traded on a national securities exchange, provided that the aggregate holdings (direct and beneficial) of Gross, his spouse and minor children in equity securities of such corporation do not, at any time, equal 1% or more of the outstanding equity securities of such corporation.

                 (b) Gross agrees that, in addition to the restrictions imposed by paragraph 7(a), he will conduct his respective investment activities in strict compliance with any and all policies with respect thereto now or hereafter established by AMRE (and any other member of the AMRE Group that employs Gross), and Gross further agrees to render, and cause to be rendered, any and all such reports with respect thereto as may be required by AMRE or any such other member of the AMRE Group. The foregoing notwithstanding, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Gross promptly after receipt of notice of any failure to comply with such policies shall not constitute a violation of the provisions of this subparagraph.

         8. Confidentiality. Gross agrees and acknowledges that the trade secrets of AMRE and the AMRE Group, as such secrets may exist from time to time, are valuable, special and unique assets of AMRE and the AMRE Group, and that access to and knowledge of such secrets are essential to the performance of Gross's duties hereunder. Gross will not, in whole or in part, for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) disclose to any person, firm, corporation, association or any other entity, any such trade secrets or any other confidential or secret information with respect to the business of AMRE or the AMRE Group (including, without limitation, any such information with respect to customers), nor will Gross make use of any such trade secrets or other confidential or secret information for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) under any circumstances during or after the Term of Employment; provided, however, that after the Term of Employment these restrictions shall not apply to such trade secrets or confidential or secret information which are then in the public domain (so long as Gross was not responsible, directly or indirectly, for permitting such trade secrets or confidential or secret information to enter the public domain without AMRE's consent).

         9. Covenants Not to Solicit or Interfere. For a period of 12 months from the effective date of Gross's termination of employment, Gross will not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Gross's employment hereunder terminates. The term "compete", as used herein, means to engage in competition, directly or indirectly (including, without limitation, to conduct the business of AMRE or the AMRE Group for any customer with which Gross had any significant business contacts during his employment hereunder), either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. It is the desire and intent of the parties that the provisions of this paragraph 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this paragraph 9 shall be adjudicated to be invalid or unenforceable, this paragraph 9 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this paragraph 9 in the particular jurisdiction in which such adjudication is made.

         10. Injunctive Relief. Gross acknowledges and agrees that a breach or threatened breach of the provisions of paragraphs 7, 8 or 9 may cause irreparable injury to AMRE and any member of the AMRE Group, and that, as a result of such breach AMRE, or any member of the AMRE Group, as the case may be, shall be entitled, among and in addition to other remedies available at law or in equity, to an injunction restraining Gross from continuing the activity causing such breach. Such remedy shall not be exclusive and shall be in addition to any other remedy AMRE or any such member of the AMRE Group may be entitled.

         11.     Miscellaneous.

                 (a) Notices. Any notice required or permitted to be given under this Agreement shall be deemed to have been received when delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of Gross, to his last known residence as provided by him to AMRE, or, in the case of AMRE, to its principal office.

                 (b) Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by AMRE and its respective successors and assigns, and Gross, his heirs, assigns or legal representatives; provided, however, that the obligations of Gross contained herein may not be delegated or assigned.

                 (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

                 (d) Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                 (e) Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

                 (f) Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                 (g) Captions. The captions contained in this Agreement are for the convenience of AMRE and Gross and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.

                 (h)      Termination of Existing Employment Agreement.
Upon the execution of this Agreement, Gross' existing employment agreement with Facelifters dated October 1, 1993 and amended on March 27, 1995 shall immediately terminate and be of no further force or effect, and all payments due thereunder, other than incentive compensation or bonuses which shall, within thirty days from the date hereof be paid pro rata as of the end of the month of the closing of the Merger, are waived and released.

         IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its officer thereunto duly authorized, and Gross has hereunto set his hand, all as of the day, month and year first above written.

                                                 AMRE, INC.


                                                 By:
                                                     -------------------------
                                                          Robert M. Swartz
                                                          President


                                                     -------------------------
                                                     Murray Gross

                                                                       EXHIBIT C


                      TERM SHEET RE SUB-LICENSE AGREEMENT
                         WITH AMERICAN REMODELING, INC.


1. Definition of terms used in Agreement consistent with Paragraph 1 of Master License Agreement ("MLA") between Century 21 Real Estate Corporation ("C21"), TM Acquisition Corp. and American Remodeling, Inc. ("ARI").

2. Three (3) year term, non-cancelable Sub-License Agreement, and Sub-Licensee shall be entitled to twelve (12) months prior notice of Sub-Licensor's intent not to renew the Sub-License Agreement, and any such initial renewal shall be at a royalty not to exceed 8% and other terms and conditions to be generally in conformance with the Sub-License Agreement.

3. Exclusive for territories that Sub-Licensee currently has in its License Agreement with Sears, Roebuck & Co. ("Sears").

4. Products covered under this exclusive License Agreement include kitchen cabinet refacing, kitchen remodeling which includes any and all products or services dealing with the kitchen area such as flooring, wall treatments, window treatments, painting, countertops, cabinets, plumbing, electrical, lighting, windows as it pertains to the kitchen, skylights, exhaust hoods, etc.

5.       Fee:  8% of revenue as described in Paragraph 11.2 of MLA.

6. In recognition of transition costs, 4% of the sub-license fee will be credited against payment to Sub-Licensee for the first and second years of the term of the Agreement and 2% will be credited against payment to Sub- Licensee for the third year of the term of the Agreement.

7. Quality standards required of Sub-Licensee to be commensurate with Facelifter's current standards of quality as it exists prior to this agreement.

8.       Payment of fees to Licensor monthly due within 10 days of month end.

9.       Referral fees commensurate with MLA (see Paragraph 12).

10. Consumer credit sales can be conducted through Sub-Licensee finance company or other third parties which Sub- Licensee chooses.

11.      Use of C21 trademark on logo same as terms in MLA.

12. Approval process for advertising materials same as terms in MLA except that approval time limits will be expanded as agreed.

13.      Insurance requirements consistent with MLA (see paragraph #21).

14. Sub-Licensee has the right to pursue collections within the normal course of commercial business practice for any customer payment delinquencies.

15. ARI has no right to make adjustments to a customers contract or a customers account greater than the greater of 10% or $500 for any one contract without the approval of Sub-Licensee.

16. Any disputes to be handled consistent with Section 5.15 of the Merger Agreement.

17. Sub-Licensee has the right to compete using any name other than Sears, except Sub-Licensee cannot compete in markets in which Sub-Licensee has a 21 sublicense.

18.      Laws of the State of New York.


Prepared October 31, 1995.

                                                                     EXHIBIT D-1


AMRE, Inc.
8586 North Stemmons Freeway
South Tower, Suite 102
Dallas, TX  75247

         Re:     Affiliate Status

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement, dated as of October 31, 1995 (the "Agreement"), by and between AMRE, Inc., a Delaware corporation ("AMRE"), AMRE Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Facelifters, Merger Sub will be merged with and into Facelifters (the "Merger").

         As a result of the Merger, I may receive shares of Common Stock of AMRE, $.01 par value per share (the "AMRE Common Stock"), or options to purchase AMRE Common Stock. I will receive _____ shares of AMRE Common Stock (or options to purchase _____ shares of AMRE Common Stock) in exchange for each share of common stock, $.01 par value per share, of Facelifters ("Facelifters Common Stock") (or options to purchase Facelifters Common Stock) owned by me at the time of the Merger.

         I represent and warrant to, and covenant with, AMRE that in the event I receive any AMRE Common Stock or options to purchase AMRE Common Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of any AMRE Common Stock issued to me in the Merger in violation of the Act or the Rules and Regulations.

         B. I shall not make any sale, transfer or other disposition of any AMRE Common Stock issued to me in the Merger until the provisions for a "pooling of interests" as specified in
                 Section 5.8 of the Merger Agreement have been satisfied.

         C. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of any AMRE Common Stock issued to me in the Merger, to the extent I felt necessary, with my counsel or counsel for Facelifters.

         D. I have been advised that the issuance of AMRE Common Stock to me in the Merger has been or will be registered with the Commission under the Act on a

                 Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Facelifters, I may be deemed to be an affiliate of Facelifters, the distribution by me of any AMRE Common Stock issued to me in the Merger will not have been registered under the Act and that I may not sell, transfer or otherwise dispose of any AMRE Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to AMRE, which opinion shall be submitted in writing to AMRE in form and substance reasonably satisfactory to AMRE, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         E. I understand that AMRE is under no obligation to register under the Act the sale, transfer or other disposition by me or on my behalf of any AMRE Common Stock issued to me in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available; provided, however, that nothing in this Section D shall impair or otherwise affect any registration rights granted pursuant to the Stockholders' and Registration Rights Agreement dated as of _____________, 199_ by and between Facelifters, AMRE and the Stockholders signatory thereto.

         F. I have no present intention to sell or dispose of any shares of Facelifters Common Stock now owned or of any shares of AMRE Common Stock to be received by me in or as a result of the Merger.

         G. I also understand that stop transfer instructions will be given to AMRE's transfer agent with respect to the AMRE Common Stock issued to me in the Merger and that there will be placed on the certificates representing the AMRE Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

                          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter dated ______________, 1996 from the registered holder hereof to AMRE, Inc., a copy of which letter is on file at the principal office of AMRE, Inc."

         H. I also understand that unless the transfer by me of any AMRE Common Stock issued to me in the Merger has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, AMRE reserves the right to put the following legend on the certificates issued to my transferee:

                          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

         It is understood and agreed that the legends set forth in paragraphs G and H above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to AMRE an opinion of counsel in form and substance reasonably satisfactory to AMRE, to the effect that such legend is not required for purposes of the Act.

DATED AS OF _______________, 199_


                                   Sincerely,


AGREED AND ACKNOWLEDGED:

AMRE, INC.


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                                                     EXHIBIT D-2



AMRE, Inc.
8586 North Stemmons Freeway
South Tower, Suite 102
Dallas, TX  75247


         Re:    Affiliate Status

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of AMRE, Inc., a Delaware corporation ("AMRE"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement, dated as of October 31, 1995 (the "Agreement"), by and between Facelifters Home Systems, Inc., a New York corporation ("Facelifters"), AMRE Acquisition, Inc., a Delaware corporation ("Merger Sub"), and AMRE, Merger Sub will be merged with and into Facelifters (the "Merger").

         I may own the shares of Common Stock of AMRE, $.01 par value per share (the "AMRE Common Stock") and options to purchase AMRE Common Stock set forth on Exhibit A attached hereto.

         I represent and warrant to, and covenant with, AMRE that:

         A. I shall not make any sale, transfer or other disposition of any AMRE Common Stock owned by me until the provisions for a "pooling of interests" as specified in Section 5.8 of the Merger Agreement have been satisfied.

         B. I have no present intention to sell or dispose of any shares of Facelifters Common Stock.

DATED AS OF _______________, 199_


                                   Sincerely,

                                                                       EXHIBIT E


                             STOCKHOLDER AGREEMENT


             THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") dated as of October 31, 1995 is by and between the undersigned stockholders of Facelifters Home Systems, Inc., a New York corporation (the "COMPANY") (each such stockholder a "STOCKHOLDER") and AMRE, Inc., a Delaware corporation ("AMRE").

                             PRELIMINARY STATEMENTS

             A. Concurrently herewith, AMRE, AMRE Acquisition, Inc., a wholly-owned subsidiary of AMRE ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which, and subject to the terms and conditions contained therein, Merger Sub will be merged with and into the Company (the "MERGER").

             B. As a condition to their willingness to enter into the Merger Agreement, AMRE has required that each of the certain Stockholders, who collectively own more than 30% of the outstanding common stock of the Company (collectively, the "SIGNATORY STOCKHOLDERS"), enter into, and each of the Signatory Stockholders has agreed to enter into, this Agreement or an agreement in the same form as this Agreement (together, the "STOCKHOLDER AGREEMENTS").

             C. The Board of Directors of the Company has, prior to the execution of the Merger Agreement and the Stockholder Agreements, approved the Merger Agreement and the Merger.

             D. Terms used but not defined in this Agreement shall have the meaning as set forth for such term in the Merger Agreement.

             WHEREAS, AMRE and Merger Sub will enter into the Merger Agreement in part in reliance on each Stockholder's representations, warranties and agreements set forth in this Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby approved, and intending to be legally bound hereby, it is agreed as follows:


                             STATEMENT OF AGREEMENT

             1. AGREEMENT TO SUPPORT MERGER. Each Stockholder agrees during the Term (as hereinafter defined), subject to the terms of Section 3 hereto, to vote any and all shares of the Company's common stock $0.01 par value per Share (the "COMMON STOCK") listed on Exhibit A attached hereto (the "SHARES") held by such Stockholder in favor of the Merger pursuant to the terms of the Merger and the Merger Agreement, but in the event that a vote for the Merger does not take place during the Term, then Stockholder agrees not to vote in favor of any other Change of Control (as hereinafter defined) during the Term; provided, however, no stockholder shall be required to vote in favor of any modification or amendment to the Merger Agreement which would reduce the Exchange Ratio.

             2. PROXY WITH RESPECT TO THE SHARES. During the Term, each Stockholder hereby irrevocably appoints Merger Sub as Stockholder's attorney-in-fact and proxy, with full power of substitution, to vote or to express written consent in lieu of a vote or meeting with respect to all of the Shares which Stockholder is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise, in such manner as to cause the Merger and the Merger Agreement to be approved and the right to vote against any other transaction or proposal which would constitute a Change of Control; provided, however, this proxy shall not be used to vote in favor of any modification or amendment to the Merger Agreement which would reduce the Exchange Ratio. During the Term, this proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause AMRE and Merger Sub to enter into the transactions contemplated by this Agreement and the Merger Agreement. During the Term, this proxy shall revoke any other proxy granted by Stockholder at any time with respect to the Shares and during the Term, no subsequent proxies will be given with respect thereto by Stockholder. "CHANGE OF CONTROL" shall mean any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including but not limited to, (a) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization or liquidation involving Company, (b) a sale or transfer of a material amount of assets of Company or any of its subsidiaries,
(c) any change in the management or board of directors of Company, except as otherwise agreed to in writing by AMRE, or (d) any material change in the present capitalization of Company. The duration of the proxy granted under this Section 2 (the "TERM") will continue until the earlier of April 1, 1996 or
(a) when AMRE, Merger Sub and Stockholder mutually consent in writing to terminate this Agreement, or (b) upon the termination of the Merger Agreement by AMRE or Company pursuant to Section 7.1 of the Merger Agreement.

             3. CONDITION TO STOCKHOLDER'S OBLIGATIONS. The obligations of the parties to perform under this Agreement upon its execution and thereafter shall be subject to the additional condition that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect which prohibits (i) this Agreement, or (ii) the Merger. Each Stockholder and AMRE agree not to seek any such injunction or order and shall use their respective reasonable best efforts to oppose and shall seek the immediate lifting of any such injunction or order.

             4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder, solely on behalf of such Stockholder, represents and warrants to AMRE as follows:

                    4.1 OWNERSHIP OF SHARES. On the date hereof, the Shares listed on Exhibit A opposite the Stockholder's name are all of the shares of the Company's Common Stock currently beneficially and of record owned by the Stockholder and options to acquire Company Stock. Except as set forth on Exhibit A, Stockholder does not have any rights to acquire any additional shares of the Company's capital stock. Stockholder currently has, and at the closing of the Merger will have, good, valid and marketable title to the Shares listed on Exhibit A opposite the Stockholder's name, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrance created by this Agreement).

                    4.2 POWER; BINDING AGREEMENT. Stockholder has the full legal right, power and authority to enter into and perform all of Stockholder's obligations under this Agreement.

             5. EXPENSES. Except as provided in Section 6(h), each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

             6. CERTAIN COVENANTS OF AMRE. AMRE agrees to provide each Stockholder the following registration rights:

                    (a) DEMAND REGISTRATION. At any time prior to three years from the date hereof, the Signatory Stockholders owning a majority of the AMRE common stock issued to the Signatory Stockholders in the Merger may make a written request for registration ("DEMAND REGISTRATION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") of all or a part of the common stock of AMRE received pursuant to the Merger Agreement (the "REGISTRABLE SECURITIES"). Subject to the provisions of this paragraph, AMRE shall not be obligated to effect more than one such Demand Registration. Notwithstanding the foregoing, (i) AMRE shall not be obligated to effect a registration pursuant to this Section 6(a) during the period starting with the date ninety
(90) days prior to AMRE's estimated date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of Common Stock for the account of AMRE, and (ii) if AMRE is required to effect a registration pursuant to this Section 6(a) and AMRE furnishes to the Signatory Stockholders a certificate signed by the President of AMRE stating that in the good faith judgment of the Board of Directors of AMRE it would be materially adverse to AMRE and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and it is therefore necessary to defer the filing of such registration statement, then AMRE shall have the right to defer such filing for a period not to exceed 90 days after receipt of the request for such registration from the Signatory Stockholders; provided that during such time AMRE may not file a registration statement for securities to be issued and sold for its own account other than on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public. AMRE shall at all times use commercially reasonable efforts to register such Registrable Securities. A registration will not count as a Demand Registration until it has become effective, unless the cause of such failure shall be in part attributable to actions of any of the Signatory Stockholders. If any Demand Registration is in the form of an underwritten offering, AMRE shall have the right to designate the underwriter(s) with the approval of the Signatory Stockholders, which approval shall not be unreasonably withheld or delayed.

                    If a requested registration pursuant to this Section 6(a) involves an underwritten offering, and the managing underwriter shall advise AMRE in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Registrable Securities requested to be registered pursuant to this Section 6(a) shall either (i) be reduced to the number of Registrable Securities which AMRE is so advised can be sold in (or during the time of) such offering, or, (ii) in the alternative, the Signatory Stockholders holding a majority of the Registrable Securities may elect to cancel the Demand Registration, which shall not then count as a Demand Registration hereunder.

                    (b) PIGGY-BACK REGISTRATION. If, at any time prior to three years from the date hereof, AMRE proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public and other than pursuant to Section 6(a) hereof), whether for sale for its own account or other security holders, AMRE will, each such time, at least 30 days prior to filing the registration statement, give written notice to the Signatory Stockholders of its intention to do so and upon the written request of any of the Signatory Stockholders made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each of the Signatory Stockholders), AMRE will use commercially reasonable efforts to affect the registration under the Securities Act of all Registrable Securities which AMRE has been so requested to register by each of the Signatory Stockholders; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, AMRE shall determine for any reason not to register or to delay registration of such securities, AMRE may, at its election, give written notice of such determination to each of the Signatory Stockholders who have requested registration of any Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 6(b) for the same period as the delay in registering such other securities.

                    (c) PRIORITY IN PIGGY-BACK REGISTRATIONS. If (i) a registration pursuant to Section 6(c) involves an underwritten offering of the securities so being registered, whether or not for sale for the account of AMRE, to be distributed (on a firm commitment basis) by or through one or more underwriters, whether or not the Registrable Securities so requested to be registered for sale for the account of any of the Signatory Stockholders are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform in writing AMRE and each of the Signatory Stockholders who have requested registration of any Registrable Securities of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then AMRE may include in such offering all securities proposed by AMRE to be sold for its own account and all securities proposed to be sold by any other holders of AMRE securities exercising demand registration rights (if any) and may decrease the number of Registrable Securities and other securities of AMRE that are requested to be included in such registration by decreasing the Registrable Securities requested to be included in such registration (pro rata among all the holders of Registrable Securities requesting such registration on the basis of the number of shares of such securities held by such holder immediately prior to the filing of the registration statement with respect to such registration). AMRE shall not be required under this Section 6(c) to include any of the Registrable Securities in such underwriting unless the Signatory Stockholder owning such Registrable Securities accepts the terms of the underwriting as determined by AMRE and the underwriters selected by AMRE.

                    (d) PROCEDURES. If and whenever AMRE is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6(a) or 6(b) hereof, AMRE will, subject to the limitations provided herein:

                               (i)      promptly prepare and as soon as
             reasonably practicable file with the Securities and Exchange Commission (the "SEC") the requisite registration statement to effect such registration and thereafter, subject to the provisions of Section 6 hereof, use reasonable efforts to cause such registration statement to become promptly effective;

                               (ii) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that AMRE shall not in any event be required to keep the registration statement effective for a period of more than three months after such registration statement becomes effective; and provided, further that AMRE may delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness instruct the Signatory Stockholders not to sell any Registrable Securities included in any such registration, if (A) AMRE shall have determined that AMRE would be required to disclose any action taken or proposed to be taken by AMRE in good faith, including without limitation the acquisition or divestiture of assets, which disclosure would adversely effect AMRE or on such actions, or (B) required by law, to update the prospectus relating to any such registration to include updated financial statements (a "SUSPENSION PERIOD") by providing the Signatory Stockholders with written notice of such Suspension Period and the reasons therefor. Each Stockholder agrees to maintain such reason as is disclosed by AMRE in strict confidence. In addition, AMRE shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the Signatory Stockholders who have Registrable Securities included in such registration not to sell such securities, during any period which AMRE is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("SUPPLEMENTAL EXTENSION PERIOD"). In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 6(d) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period;

                               (iii)     furnish to each of the Signatory
             Stockholders who have Registrable Securities included in the registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such Signatory Stockholders may reasonably request;

                               (iv) use reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as each seller thereof shall reasonably request and to keep such registration or qualification in effect for 90 days as such registration statement remains in effect (provided, however, that AMRE shall not in any event be required to keep such registration or qualification in effect for a period of more than three months after such registration or qualification becomes effective), and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the Signatory Stockholders who have Registrable Securities included in the registration statement, then such expenses shall be payable by such Signatory Stockholders, to the extent required by such jurisdiction; and

                               (v)       use reasonable efforts to list all
             Registrable Securities covered by such registration statement on any securities exchange on which any of AMRE's Common Stock is then listed.

                    (e) STOCKHOLDER INFORMATION REQUIREMENTS. It shall be a condition precedent to the obligations of AMRE to take any such action with respect to registering a Stockholder's Registrable Securities pursuant to this Section 6 that the Stockholder furnish AMRE in writing such information regarding the Stockholder, the Registrable Securities and the distribution of such securities as AMRE may from time to time request in writing within ten days of such request. If a Stockholder fails to provide AMRE with any such information, AMRE may exclude the Stockholder's Registrable Securities from the registration statement.

                    (f) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering of Registerable Securities pursuant to a registration requested under Section 6 hereof, AMRE will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such customary representations and warranties, covenants and indemnities by AMRE and such other terms as are generally required in agreements of this type. The Signatory Stockholders who have Registrable Securities included in the registration statement will cooperate with AMRE in the negotiation of the underwriting agreement. If requested by the underwriters of any underwritten offering pursuant to a registration under
Section 6 hereof, each of the Signatory Stockholders who does not have Registrable Securities included in the registration statement agrees to enter into an agreement with such underwriters not to sell its shares Common Stock for a period of time (not to exceed 360 days) after the effectiveness of a registration statement equal to the period of time which the sellers of securities in such registration have agreed not to sell their shares after the effectiveness of such registration statement. Each of the Signatory Stockholders who has Registrable Securities included in the registration statement shall be a party to such underwriting agreement.

                    (g) INCIDENTAL UNDERWRITTEN OFFERINGS. If AMRE at any time proposes to register any of its securities under the Securities Act as contemplated by Section 6(b) hereof and such securities are to be distributed by or through one or more underwriters, AMRE will, if requested by any of the Signatory Stockholders as provided in Section 6(b) hereof and subject to the provisions of Section 6(c) hereof, use reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Signatory Stockholders to be distributed by such underwriters, provided that such Signatory Stockholders have accepted the terms of the underwriting as determined hereunder and the Underwriter(s) selected by AMRE. In such event, such Signatory Stockholders shall be a party to the underwriting agreement between AMRE and such Underwriters.

                    (h) EXPENSES AND INDEMNIFICATION. All expenses incurred by AMRE in connection with the registration of Registrable Securities pursuant to Section 6(a) or 6(b) hereof, including without limitation, all registration and qualification fees, printers' costs and fees and disbursements of counsel for AMRE, but not including underwriter's discounts, commissions and disbursements of joint counsel for the Signatory Stockholders, shall be paid by
AMRE.    In connection with any public offering of Registrable Securities pursuant to this Section, AMRE agrees to indemnify each of the Signatory Stockholders who have Registrable Securities included in the registration statement to the same extent as AMRE indemnifies any underwriter participating therein. In connection with any underwritten public offering, each of the Signatory Stockholders who have Registrable Securities included in the registration statement shall indemnify AMRE, but only to the same extent that an underwriter participating therein indemnifies AMRE and, in any event, only with respect to information provided by each of the Signatory Stockholders.

             7. NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

             If to AMRE or Merger Sub:

                    AMRE, Inc.
                    8585 North Stemmons Freeway
                    SouthTower, Suite 102
                    Dallas, Texas  75247
                    Telephone: (214) 658-6300
                    Fax: (214) 658-6101
                    Attention: Robert M. Swartz, President

                    with copies to:

                    AMRE, Inc.
                    8585 North Stemmons Freeway
                    SouthTower, Suite 102
                    Dallas, Texas  75247
                    Telephone: (214) 658-6335
                    Fax: (214) 658-6101
                    Attention: C. Curtis Everett

             If to Stockholder:

                    To the address set forth on the signature page hereto.

             8. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understanding among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

             9. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights and obligations hereunder to AMRE or any direct or indirect wholly- owned subsidiary of AMRE without the consent of any Stockholder, but no such transfer shall relieve Merger Sub of its obligations under this Agreement if such subsidiary does not perform the obligations of Merger Sub hereunder.

             10. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and constituted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

             11. RESTRICTIONS ON TRANSFER. Each Stockholder agrees with, and covenants to, AMRE and Merger Sub as follows:

                    (a) For as long as the Merger Sub holds the proxy and power of attorney granted pursuant to Section 2 above, each Stockholder shall not (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law, in connection with any merger or otherwise (collectively, a "TRANSFER")), or consent to any Transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to the Shares, except for this Agreement, or
(iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

                    (b) Following the Merger, Stockholder agrees not to Transfer any shares of Common Stock (as defined in the Merger Agreement) received in exchange for the Shares pursuant to the Merger except as follows:
(i) pursuant to an effective registration statement under the Securities Act or
(ii) subject to receipt of an opinion of counsel satisfactory to AMRE that such a Transfer is permissible under the Securities Act.

                    (c) There is no plan or intention by the Stockholder to sell, exchange or otherwise dispose of the Shares of AMRE received by the Stockholder in the Merger.

             12. CHANGE IN STATE OF INCORPORATION. The parties hereto expressly acknowledge that, provided it will not prevent, delay or in any manner adversely affect the ability of the parties to consummate the Merger, the Company intends, prior to its mailing of the Joint Proxy Statement/Prospectus, to change its state of incorporation from New York to Delaware, as previously contemplated in the Company's proxy materials for its annual meeting of stockholders held August 9, 1995. Provided that such reincorporation will not prevent, delay or in any manner adversely affect the parties ability to consummate the Merger, each Stockholder hereby agrees to take all action that may be necessary to effect such reincorporation, including voting the Shares of Common Stock held by such Stockholder in favor of such reincorporation if so required. Each Stockholder and AMRE expressly acknowledge and agree that if the reincorporation occurs, then the term "Company" shall mean and refer to the constituent corporation to the reincorporation that is the surviving corporation under Delaware law (the "Survivor") and the terms "Common Stock" and "Shares" shall respectively refer to the common stock of the Survivor and the common stock of the Survivor owned by the Stockholders.

             13. COMPANY STOCK OPTIONS. Each Stockholder executing an Employment Agreement with AMRE in connection with the Merger agrees to waive and release the benefit of any reload provisions with respect to any Company options previously granted to such Stockholder pursuant to any Company stock option or other incentive compensation plan.

             14. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation, such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by Stockholder, the number of Shares listed in Exhibit A set forth opposite the Stockholders Name shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

             15. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of Company makes any agreement or understanding herein in his or her capacity as a director. Each Stockholder is executing this Agreement solely in his or her capacity as the record and beneficial owner of his or her Shares. The parties hereto acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty, the undersigned or any partner of the undersigned or any of their respective affiliates may have as a member of the Board of Directors or executive officer of Company, or as counsel to Company; provided, that no such duty shall excuse any Stockholder from his or her obligation as a stockholder of Company to vote the Shares, to the extent that they may be so voted, as herein provided and to otherwise comply with the terms and conditions of this Agreement.

             16. ENFORCEMENT. Each Stockholder agrees that irreparable damage would occur and that AMRE and Merger Sub would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that AMRE and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by any Stockholder or Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which AMRE and/or Merger Sub may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to be subject to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Delaware or a Delaware state court and (iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (iv) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

             17. APPROVAL OF MERGER. Each of the Stockholders agree that, by execution and delivery of this Agreement, such Stockholder consents to and approves the Merger to the same extent and with the same force and effect as if such Stockholder had consented to, approved and voted for the Merger at a formal meeting of the Company's stockholders duly called and held for the purpose of acting upon the proposal to approve the Merger; provided that this section shall not constitute a consent or approval of any modification or amendment to the Merger Agreement that would reduce the Exchange Ratio.

             IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its duly authorized officer and the Stockholder has executed this Agreement as of the date and year first above written.

                                                AMRE, INC.



                                                By:
                                                    -----------------------
                                                Name:
                                                     ----------------------
                                                Title:
                                                      ---------------------

STOCKHOLDERS                                           NUMBER OF SHARES


     Mark Honigsfeld
---------------------------                            ----------------------
      Printed Name


---------------------------
      Signature

---------------------------
      Address

---------------------------

      Murray Gross
---------------------------                            ----------------------
      Printed Name


---------------------------
      Signature

---------------------------
      Address

---------------------------

      Deedee Honigsfeld
---------------------------                            ----------------------
      Printed Name


---------------------------
      Signature

---------------------------
       Address

---------------------------